                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY






================================================================================


                            ASSET PURCHASE AGREEMENT

                                  by and among

                            JDA Software Group, Inc.,
                             a Delaware corporation
                                       and
                               JDA Software, Inc.,
an Arizona corporation and a wholly-owned subsidiary of JDA Software Group, Inc.

                                 as "Purchaser"


                                       and


                             Comshare, Incorporated,
                             a Michigan corporation

                                   as "Seller"


 with respect to Seller's Arthur and Boost Sales and Margin Planning Software
                                    Products

                          -----------------------------

                            Dated as of June 4, 1998

                         -------------------------------



================================================================================

                                TABLE OF CONTENTS

Article                                                                                  Page


I        DEFINITIONS........................................................................1
         1.1.     "Accounts Receivable".....................................................1
         1.2.     "Acquisition".............................................................1
         1.3.     "Affiliate"...............................................................1
         1.4.     "Affiliate Distributor Agreements"........................................1
         1.5.     "Ancillary Agreements"....................................................2
         1.6.     "Assets"..................................................................2
         1.7.     "Assumed Contracts".......................................................2
         1.8.     "Assumed Liabilities".....................................................2
         1.9.     "Bill of Sale, Assignment and Assumption Agreement".......................2
         1.10.    "Business Records"........................................................2
         1.11.    "Closing".................................................................2
         1.12.    "Closing Date"............................................................2
         1.13.    "COBRA"...................................................................2
         1.14.    "Code"....................................................................2
         1.15.    "Competitor Retail Software Vendor".......................................2
         1.16.    "Consultants".............................................................2
         1.17.    "Contracts"...............................................................2
         1.18.    "Covenant Not to Compete".................................................3
         1.19.    "Cross-License Agreement".................................................3
         1.20.    "Customer License Agreements".............................................3
         1.21.    "Deferred Revenue"........................................................3
         1.22.    "Dollars" or "dollars"....................................................3
         1.23.    "Employee Termination Date"...............................................3
         1.24.    "Employees"...............................................................3
         1.25.    "Encumbrances"............................................................3
         1.26.    "ERISA"...................................................................3
         1.27.    "Escrow Fund".............................................................3
         1.28.    "Escrow Fund Agreement"...................................................3
         1.29.    "Exchange Act"............................................................4
         1.30.    "Excluded Assets".........................................................4
         1.31.    "Excluded Liabilities"....................................................4
         1.32.    "Facilities"..............................................................4
         1.33.    "Financial Statements"....................................................4
         1.34.    "GAAP"....................................................................4
         1.35.    "Governmental Entity".....................................................4
         1.36.    "HSR Act".................................................................4
         1.37.    "Indemnifiable Losses"....................................................4
         1.38.    "Indemnification Claim"...................................................4
         1.39.    "Indemnitor" and "Indemnitee".............................................4
         1.40.    "Intangibles".............................................................4

Article                                                                                    Page
         1.41.    "Knowledge" or "Known"....................................................4
         1.42.    "Laws or Decrees".........................................................4
         1.43.    "Liability"...............................................................4
         1.44.    "License Agreement".......................................................5
         1.45.    "Licensed Intellectual Property"..........................................5
         1.46.    "Losses"..................................................................5
         1.47.    "Material Adverse Change".................................................5
         1.48.    "Material Adverse Effect".................................................5
         1.49.    "Negotiation Period"......................................................5
         1.50.    "New Purchaser Consultants"...............................................5
         1.51.    "New Purchaser Employees".................................................5
         1.52.    "Permits".................................................................5
         1.53.    "Permitted Encumbrances"..................................................5
         1.54.    "Person"..................................................................6
         1.55.    "Products"................................................................6
         1.56.    "Purchase Price"..........................................................6
         1.57.    "SEC".....................................................................6
         1.58.    "Securities Act"..........................................................6
         1.59.    "Seller Intellectual Property"............................................6
         1.60.    "Seller Losses"...........................................................6
         1.61.    "Seller Software Programs"................................................6
         1.62.    "Software Programs".......................................................6
         1.63.    "Tangible Assets".........................................................6
         1.64.    "Tax".....................................................................6
         1.65.    "Tax Return"..............................................................7
         1.66.    "Third Party Distributor Agreements"......................................7
         1.67.    "Third Party In-Licenses".................................................7
         1.68.    "Third Party Software Programs"...........................................7
         1.69.    "Transferred Intellectual Property".......................................7
         1.70.    "Transition Distribution Agreement".......................................7
         1.71.    "Transition Services and Facilities Agreement"............................7
         1.72.    "Value-Added Reseller Agreement"..........................................7
         1.73.    "Vehicle Leases"..........................................................7
         1.74.    "Year 2000 Compliant".....................................................7

II       PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES.............................9
         2.1.     Purchase and Sale of Assets and Assumption of Assumed Liabilities.........9
         2.2.     Assets....................................................................9
         2.3.     Excluded Assets..........................................................10
         2.4.     Assumption of Liabilities................................................10
         2.5.     Purchase Price...........................................................12
         2.6.     Escrow Fund..............................................................12

Article                                                                                   Page
         2.7.     Allocation...............................................................12

III      THE CLOSING.......................................................................12
         3.1.     The Closing..............................................................12

IV       REPRESENTATIONS AND WARRANTIES OF SELLER..........................................12
         4.1.     Organization.............................................................12
         4.2.     Subsidiaries.............................................................13
         4.3.     Authorization............................................................13
         4.4.     No Conflicts; Consents...................................................13
         4.5.     Title to Assets; Entire Business.........................................13
         4.6.     Tangible Assets..........................................................14
         4.7.     Litigation and Claims....................................................14
         4.8.     Compliance with Laws and Regulations; Governmental Licenses, Etc.........14
         4.9.     Labor Matters............................................................14
         4.10.    Tax Matters..............................................................16
         4.11.    Financial Statements.....................................................17
         4.12.    Absence of Certain Changes or Events.....................................17
         4.13.    Intellectual Property; Proprietary Rights................................18
         4.14.    Contracts and Arrangements...............................................20
         4.15.    Insurance................................................................20
         4.16.    Brokers..................................................................20
         4.17.    Warranties and Service Payment Obligations...............................20
         4.18.    Business Records.........................................................21
         4.19.    SEC Documents............................................................21

V        REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................................21
         5.1.     Organization and Good Standing...........................................21
         5.2.     Power, Authorization and Validity........................................21
         5.3.     No Violation of Existing Agreements......................................22
         5.4.     Compliance With Other Instruments and Laws...............................22
         5.5.     Litigation...............................................................22
         5.6.     Brokers..................................................................22
         5.7.     HSR Act..................................................................22

VI       PRE-CLOSING COVENANTS OF SELLER...................................................23
         6.1.     Advice of Changes........................................................23
         6.2.     Conduct of Business......................................................23
         6.3.     Access to Information....................................................24
         6.4.     Satisfaction of Conditions Precedent.....................................24
         6.5.     Exclusive Dealings.......................................................24

Article                                                                                   Page
VII      PRE-CLOSING COVENANTS OF PURCHASER................................................25
         7.1.     Advice of Changes........................................................25
         7.2.     Satisfaction of Conditions Precedent.....................................25

VIII     MUTUAL COVENANTS..................................................................25
         8.1.     Regulatory Filings; Consents; Reasonable Efforts.........................25
         8.2.     HSR Filings..............................................................25
         8.3.     Further Assurances.......................................................26

IX       CONDITIONS TO CLOSING.............................................................26
         9.1.     Conditions to Each Party's Obligations...................................26
         9.2.     Conditions to Obligations of Seller......................................27
         9.3.     Conditions to Obligations of Purchaser...................................28

X        POST-CLOSING MATTERS..............................................................30
         10.1.    New Purchaser Employees..................................................30
         10.2.    New Purchaser Consultants................................................34
         10.3.    Affiliate and Third Party Distributor Agreements.........................35
         10.4.    Obtaining Necessary Consents for Assignment of the Assumed Contracts.....35
         10.5.    Covenant Not to Compete..................................................35
         10.6.    Access to Business Records...............................................36
         10.7.    Confidentiality..........................................................37
         10.8.    Tax Liability and Tax Returns............................................38
         10.9.    French Legal Requirements................................................38
         10.10.   Source Code..............................................................39
         10.11.   Communications Plan; Press Release.......................................39
         10.12.   Transition Services......................................................39
         10.13.   Further Assurances of Seller.............................................39
         10.14.   Further Assurances of Purchaser..........................................39
         10.15.   Deferred Revenue.........................................................39
         10.16.   Additional Covenants of Purchaser........................................40
         10.17.   Additional Covenants of Seller...........................................40

XI       TERMINATION OF AGREEMENT..........................................................41
         11.1.    Mutual Consent...........................................................41
         11.2.    Termination by Purchaser.................................................41
         11.3.    Termination by Seller....................................................41
         11.4.    Termination for Other Reasons............................................41
         11.5.    Notice of Termination; Effect of Termination.............................42
         11.6.    Fees and Expenses........................................................42

                               TABLE OF CONTENTS
                                  (continued)


Article                                                                                   Page
XII      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.......................42
         12.1.    Survival of Representations and Warranties...............................42
         12.2.    Indemnification by Seller................................................43
         12.3.    Indemnification by Purchaser and Parent..................................45
         12.4.    Procedures for Indemnification...........................................46
         12.5.    Defense of Third Party Claims............................................47
         12.6.    Settlement of Third Party Claims.........................................48
         12.7.    Escrow Fund..............................................................48
         12.8.    Escrow Period............................................................48

XIII     GENERAL...........................................................................48
         13.1.    Governing Law............................................................48
         13.2.    Assignment; Binding upon Successors and Assigns..........................48
         13.3.    Severability.............................................................48
         13.4.    Entire Agreement.........................................................49
         13.5.    Counterparts.............................................................49
         13.6.    Expenses.................................................................49
         13.7.    Other Remedies...........................................................49
         13.8.    Amendment and Waivers....................................................49
         13.9.    Waiver...................................................................49
         13.10.   Arbitration..............................................................50
         13.11.   Notices..................................................................50
         13.12.   Construction and Interpretation of Agreement.............................51
         13.13.   No Joint Venture.........................................................51
         13.14.   Absence of Third Party Beneficiary Rights................................52

                             EXHIBITS AND SCHEDULES
                             ----------------------


          Exhibit          Description
          -------          -----------
            A-1            License Agreement
            A-2            Cross-License Agreement
            A-3            Value-Added Reseller Agreement
            A-4            Transition Distribution Agreement
            A-5            Transition Services and Facilities Agreement
             B             Escrow Fund Agreement
             C             Bill of Sale, Assignment and Assumption Agreement
             D             Opinion of Gray Cary Ware & Freidenrich LLP
             E             Opinion of Dykema & Gossett PLLC

        Schedule           Title
        --------           -----

Schedule 1.4               Affiliate Distributor Agreements
Schedule 1.7               Assumed Contracts
Schedule 1.15              Competitor Retail Software Vendors
Schedule 1.16              Consultants
Schedule 1.20              Customer License Agreements
Schedule 1.21              Deferred Revenue
Schedule 1.24              Employees
Schedule 1.41              Knowledge of Senior Officers of Seller
Schedule 1.53              Permitted Encumbrances
Schedule 1.55              Products
Schedule 1.61              Seller Software Programs
Schedule 1.66              Third Party Distributor Agreements
Schedule 1.67              Third Party In-Licenses
Schedule 1.68              Third Party Software Programs
Schedule 1.69              Transferred Intellectual Property
Schedule 1.73              Vehicle Leases
Schedule 2.7               Purchase Price Allocation
Schedule 4.2               Subsidiaries
Schedule 4.4               Conflicts and Required Consents
Schedule 4.7               Litigation and Claims
Schedule 4.9(a)            Employee not listed on Schedule 1.24
Schedule 4.9(c)            Employee Termination Matters
Schedule 4.9(d)            Employment Contracts and Employee Benefits
Schedule 4.9(e)            Employee Pension Benefit Plans
Schedule 4.9(f)            Medical and Welfare Benefits
Schedule 4.10(c)           Tax Audits and Deficiencies

Schedule 4.11              Financial Statements
Schedule 4.13(b)           Current Version of Products
Schedule 4.13(c)           Intellectual Property Rights
Schedule 4.13(k)           Year 2000 Compliance Problems
Schedule 4.13(l)           Product Liability and Warranty Claims
Schedule 4.13(m)           Program Errors
Schedule 4.14(a)           Current Maintenance Customers
Schedule 4.14(c)           Affiliate Distribution Arrangements
Schedule 4.17              Warranties and Service Payment Obligations
Schedule V                 Purchaser Disclosure Schedule
Schedule 10.1(a)           Form of Offer of Employment
Schedule 10.5              Unbilled Deferred Revenue

* The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of June 4, 1998 by and among JDA SOFTWARE GROUP, INC., a Delaware corporation ("Parent") and JDA SOFTWARE, INC., an Arizona corporation and a wholly-owned subsidiary of Parent ("Purchaser"), on the one hand, and COMSHARE, INCORPORATED, a Michigan corporation ("Seller"), on the other hand.

                                    RECITALS

         A. Seller is engaged in, among other things, the business of developing, marketing, selling and supporting advanced technology merchandise planning software products to customers in the retail industry and in the consumer packaged goods industry (collectively, the "Business");

         B. Seller desires to sell, assign, transfer and convey to Purchaser, and Purchaser desires to purchase and acquire from Seller, certain of the software products and other assets of Seller relating to the operation of the Business, and in connection therewith, Purchaser has agreed to assume certain of the liabilities of Seller relating to the Business, all on the terms set forth herein (collectively, the "Acquisition").

         NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

         1.1 "Accounts Receivable" shall mean any and all accounts receivable and notes receivable of or amounts owing or payable to Seller as of the Closing Date.

         1.2. "Acquisition" shall have the meaning set forth in Recital A hereof.

         1.3. "Affiliate" of a Person shall mean any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person shall mean the ownership or control of more than fifty percent (50%) of the voting securities of such Person or the power, by contract or otherwise, to designate a majority of the members of the board of directors (or in the case of unincorporated entities, persons exercising similar functions).

         1.4. "Affiliate Distributor Agreements" shall mean those distributor and other agreements pursuant to which Seller has granted an Affiliate distribution rights for any Product within a particular territory listed on
Schedule 1.4 attached hereto.

         1.5. "Ancillary Agreements" shall mean the License Agreement, the Cross License Agreement, the Value-Added Reseller Agreement, the Transition Distribution Agreement and the Transition Services and Facilities Agreement, in the forms attached hereto as Exhibits A-1 through A-5 respectively.

         1.6. "Assets" shall have the meaning set forth in Section 2.2 hereof.

         1.7. "Assumed Contracts" shall mean those Customer License Agreements, Vehicle Leases and other Contracts listed on Schedule 1.7 attached hereto.

         1.8. "Assumed Liabilities" shall have the meaning set forth in Section 2.4(a) hereof.

         1.9. "Bill of Sale, Assignment and Assumption Agreement" shall mean that certain Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit C, to be executed by the parties at Closing.

         1.10. "Business Records" shall mean any and all books, records, files, drawings, documentation, data or information of Seller that have been or now are used exclusively in the Business, the Assets or the Assumed Liabilities, together with all customer records related to those Customer License Agreements listed on Schedule 1.7, a copy of Seller's report regarding its software bug and tracking system with respect to the Products and, to the extent allowed by applicable law, all files and records related to the Employees and the contractors.

         1.11. "Closing" shall have the meaning set forth in Section 3.1 hereof.

         1.12. "Closing Date" shall have the meaning set forth in Section 3.1 hereof.

         1.13. "COBRA" shall mean the provisions for the continuation of health care enacted by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in the Code and ERISA, and any amendments thereto and successor provisions thereof, including any regulations promulgated under the applicable provisions of the Code and ERISA.

         1.14. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         1.15. "Competitor Retail Software Vendor" shall mean (i) any software vendor who derives 50% or more of its total revenues from the retail industry, and (ii) those Persons listed on Schedule 1.15 attached hereto.

         1.16. "Consultants" shall mean those independent contractors and other individuals supplied by third parties who are currently providing Seller with consulting services related to or in connection with the Business listed on
Schedule 1.16 attached hereto.

         1.17. "Contracts" shall mean all written contracts, agreements and arrangements pursuant to which Seller enjoys any right or benefit or undertakes any obligation related to the Business or the Products.

         1.18. "Covenant Not to Compete" shall mean, collectively, the covenants of Seller set forth in Section 10.5 hereof.

         1.19. "Cross-License Agreement" shall mean that certain Cross-License Agreement, in the form attached hereto on Exhibit A-2, to be executed by the parties at the Closing pursuant to which the Purchaser will grant Seller certain rights with respect to the Products in connection with Customer License Agreements to be retained by Seller, and Seller will grant Purchaser certain rights with respect to software products retained by Seller in connection with Customer License Agreements to be assigned to Purchaser herewith.

         1.20. "Customer License Agreements" shall mean those license agreements entered into by Seller or its Affiliates with end users of the Products pursuant to which Seller enjoys any right or benefit or undertakes any obligation related to any of the Products listed on Schedule 1.20 attached hereto.

         1.21. "Deferred Revenue" shall mean (i) the license fees and maintenance revenue under those Customer License Agreements and Third Party Distributor Agreements listed on Schedule 1.21 attached hereto that have not yet been recognized under GAAP because outstanding obligations have not been fulfilled as of the Closing Date; (ii) prebillings for implementation services under Assumed Contracts that has not been recognized under GAAP because the work has not been performed as of the Closing Date; and (iii) prebilled maintenance under Assumed Contracts or Third Party Distributor Agreements that has not been recognized under GAAP because the maintenance relates to the maintenance period after the Closing Date.

         1.22. "Dollars" or "dollars" shall mean the lawful currency of the United States of America.

         1.23. "Employee Termination Date" shall mean (a) with respect to any Employee based in England or Germany, the Closing Date; (b) with respect to any Employee based in France, the French Operative Date; or (c) with respect to any Employee based in the United States, the later of (i) June 15, 1998, or if applicable, (ii) the date upon which such employee has received a valid U.S. Visa from the U.S. Department of Justice naming Purchaser as the employer of such person.

         1.24. "Employees" shall mean those employees of Seller listed on
Schedule 1.24 attached hereto.

         1.25. "Encumbrances" shall mean any and all restrictions on or conditions to transfer or assignment, claims, liabilities, liens, pledges, mortgages, restrictions, and encumbrances of any kind, whether accrued, absolute, contingent or otherwise affecting the Assets.

         1.26. "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended from time to time.

         1.27. "Escrow Fund" shall have the meaning set forth in Section 2.6 hereof.

         1.28. "Escrow Fund Agreement" shall mean that certain Escrow Fund Agreement, in the form attached hereto as Exhibit B, to be executed by the parties at the Closing.

         1.29. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended to date.

         1.30. "Excluded Assets" shall have the meaning set forth in Section 2.3 hereof.

         1.31. "Excluded Liabilities" shall have the meaning set forth in
Section 2.4(c) hereof.

         1.32. "Facilities" shall mean those office facilities or other real property that are currently owned or leased by Seller or its Affiliates and used in connection with the operation of the Business.

         1.33. "Financial Statements" shall have the meaning set forth in
Section 4.11(a) hereof.

         1.34. "GAAP" shall mean generally accepted accounting principles, as in effect in the United States from time to time, as supplemented by Regulation S-X as promulgated by the SEC, as in effect from time to time, consistently applied.

         1.35. "Governmental Entity" shall mean any court, or any federal, state, municipal, provincial or other governmental authority, department, commission, board, service, agency, political subdivision or other instrumentality.

         1.36. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

         1.37. "Indemnifiable Losses" shall have the meaning set forth in
Section 12.2(a) hereof.

         1.38. "Indemnification Claim" shall have the meaning set forth in
Section 12.4(b) hereof.

         1.39. "Indemnitor" and "Indemnitee" shall have the respective meanings set forth in Section 12.4(a) hereof.

         1.40. "Intangibles" shall mean guarantees, rights, warranties, claims, chooses in action, causes of action, demands, rights of recovery, suits, covenants not to compete and other rights in favor of Seller relating exclusively to the Assets.

         1.41. "Knowledge" or "Known" when used (a) with reference to Seller shall mean the current actual Knowledge of any of the persons listed on Schedule
1.41 and (b) with reference to Purchaser, it shall mean the current actual Knowledge of the senior officers of Purchaser.

         1.42. "Laws or Decrees" shall mean all applicable foreign, federal, state, provincial and local laws, ordinances, rules, statutes, regulations and all orders, writs, injunctions, awards, judgments or decrees.

         1.43. "Liability" shall mean any direct or indirect liability, indebtedness, obligation, guarantee or endorsement, whether known or unknown, whether accrued or unaccrued, whether absolute or contingent, whether due or to become due, or whether liquidated or unliquidated, of Seller relating to the Business or the Assets.

         1.44. "License Agreement" shall mean that certain License Agreement, in the form attached hereto as Exhibit A-1, to be executed by the parties at the Closing pursuant to which Seller shall grant Purchaser a non-exclusive license to use certain of its retained Intellectual Property in connection with the Products.

         1.45. "Licensed Intellectual Property" means the Intellectual Property to be licensed by Seller to Purchaser pursuant to the License Agreement, the Cross-License Agreement, the Value-Added Reseller Agreement or the Transition Distribution Agreement.

         1.46. "Losses" shall mean any loss, demand, action, cause of action, assessment, damage, liability, cost or expense, including without limitation, interest, penalties and reasonable attorneys' and other professional fees and expenses incurred in the investigation, prosecution, defense or settlement thereof or in asserting any rights hereunder, but excluding any consequential damages related thereto other than consequential damages actually awarded to a third party as a result of a claim by such third party against a party hereto.

         1.47. "Material Adverse Change" shall mean any material adverse change in the operations, properties, financial condition, or results of operations relating to the Business, the Assets or the Assumed Liabilities, taken as a whole.

         1.48. "Material Adverse Effect" shall mean any material adverse effect on the operations, properties, financial condition, or results of operations relating to the Business, the Assets or the Assumed Liabilities, taken as a whole.

         1.49. "Negotiation Period" shall have the meaning set forth in Section 12.4(d) hereof.

         1.50. "New Purchaser Consultants" shall mean the Consultants who are engaged by Purchaser from and after the Closing Date.

         1.51. "New Purchaser Employees" shall mean the Employees who accept employment with Purchaser effective from and after the Employee Termination Date.

         1.52. "Permits" shall mean any licenses, permits, authorizations, certificates, franchises, variances, waivers, consents and other approvals from any Governmental Entity relating to the Business or the Products.

         1.53. "Permitted Encumbrances" shall mean (a) liens for current taxes which are not past due, and liens described in any schedule hereto which secure Assumed Liabilities, (b) easements, covenants, rights-of-way or other similar restrictions and imperfections of title reasonably acceptable to counsel to Purchaser, (c) liens of mechanics, materialmen, laborers, warehousemen, carriers and other similar common law or statutory liens arising in the ordinary course of business which are not yet due and payable or, if due and payable, have been adequately bonded or are being contested in good faith, (d) Customer License Agreements, (e) Affiliate Distributor Agreements, (f) Third Party Distributor Agreements and (g) as listed on Schedule 1.53.

         1.54. "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity.

         1.55. "Products" shall mean those Seller Software Programs listed on
Schedule 1.55 attached hereto.

         1.56. "Purchase Price" shall have the meaning set forth in Section 2.5 hereof.

         1.57. "SEC" shall mean the Securities and Exchange Commission of the United States of America.

         1.58. "Securities Act" shall mean the Securities Act of 1933, as amended to date.

         1.59. "Seller Intellectual Property" shall mean all intellectual property owned by Seller, or otherwise licensed to Seller pursuant to Third Party In-Licenses, and used by Seller to develop, sell, market, distribute, operate or incorporate into the Products, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications and registrations, trade names, service marks, service mark applications and registrations, copyrights, copyright registrations, know-how, licenses, trade secrets, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, processes, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

         1.60. "Seller Losses" shall have the meaning set forth in Section 12.3 hereof.

         1.61. "Seller Software Programs" shall mean those Software Programs listed on Schedule 1.61 attached hereto owned by Seller and incorporated into, or required for the ordinary use of, the Products.

         1.62. "Software Programs" shall mean software programs, including any available (a) source code (in all forms), object code, program descriptions, databases, interfaces, modifications and updates and (b) documentation relating to the foregoing, and (c) disks, tapes and other tangible embodiments of the foregoing.

         1.63. "Tangible Assets" shall mean those tangible assets owned or used by Seller or its Affiliates in connection with the Business.

         1.64. "Tax" shall mean any and all federal, state, territorial, local, or foreign income, profits, gross receipts, capital gains taxes, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, business license, occupation, value added, goods and service, alternative or add-on minimum, estimated, or other tax or governmental charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, arising from or otherwise relating to the operation of the Business or the Assets.
                                       6

         1.65. "Tax Return" shall mean any return, declaration, report, estimates, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         1.66. "Third Party Distributor Agreements" shall mean those distributor and other agreements pursuant to which Seller or any Affiliate of Seller has granted a third party with the distribution rights for any Product within a particular territory listed on Schedule 1.66 attached hereto.

         1.67. "Third Party In-Licenses" shall mean those licenses and other agreements with third parties related to Third Party Software Programs listed on
Schedule 1.67 attached hereto.

         1.68. "Third Party Software Programs" shall mean those Software Programs listed on Schedule 1.68 attached hereto owned by third parties and incorporated into, or required for the ordinary use of, the Products.

         1.69. "Transferred Intellectual Property" means (a) all trademarks, service marks and trade names of Seller listed on Schedule 1.69; (b) all copyrights in and to the Products listed on Schedule 1.69; and (c) all other Intellectual Property owned by Seller listed on Schedule 1.69 attached hereto.

         1.70. "Transition Distribution Agreement" shall mean that certain Transition Distribution Agreement, in the form attached hereto as Exhibit A-4, to be executed by the parties at the Closing pursuant to which Purchaser shall grant Seller with a non-exclusive license to use certain of the Transferred Intellectual Property in connection with Seller's continued obligations under the Third Party Distributor Agreements.

         1.71. "Transition Services and Facilities Agreement" shall mean that certain Transition Services and Facilities Agreement, in the form attached hereto as Exhibit A-5, to be executed by the parties at the Closing pursuant to which Seller shall provide certain services and use of certain Facilities to Purchaser subsequent to the Closing for a limited period of time.

         1.72. "Value-Added Reseller Agreement" shall mean that certain Value-Added Reseller Agreement, in the form attached hereto as Exhibit A-3, to be executed by the parties at the Closing pursuant to which Seller shall grant Purchaser the non-exclusive right to distribute certain Seller Software Programs retained by Seller.

         1.73. "Vehicle Leases" shall mean those Vehicle leases listed on
Schedule 1.73 attached hereto.

         1.74. "Year 2000 Compliant" shall mean, as to any computer system software program, the ability to (i) receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000, including leap year calculations and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved, (ii) able to store and output date information in a manner that is unambiguous as to century and
(iii) able to respond to two-digit year input so as to accurately resolve any ambiguity as to century in a disclosed, defined, pre-determined manner that is practicable and efficient.

         The following terms are defined elsewhere in the Agreement:





                                                         SECTION WHERE FIRST
                  TERM                                       REFERENCED

         Acquisition                                      Recital B
         Agreement                                        Pre-Recital
         Business                                         Recital A
         Confidential Information                         Section 10.7(a)
         Continuing Employment Liabilities                Section 2.4(a)(iii)
         Current Version                                  Section 4.13(b)
         Date                                             Section 11.5
         Defenses and Claims                              Section 2.4(b)
         DOJ                                              Section 8.2
         Employee Plans                                   Section 4.9(c)
         Escrow Agent                                     Section 12.7
         Escrow Period                                    Section 12.8
         Expenses                                         Section 11.6
         Expiration Date                                  Section 6.5
         Floor                                            Section 12.2(c)(i)
         French Operative Date                            Section 2.1
         FTC                                              Section 8.2
         HSR Filings                                      Section 8.2
         Infringement Claims                              Section 12.2(b)(i)
         Infringement Losses                              Section 12.2(b)(i)
         JAMS                                             Section 13.10(a)
         Non-Solicitation Period                          Section 10.1(e)
         Parent                                           Pre-Recital
         Parent Compliance Certificate                    Section 9.2(a)
         Purchaser                                        Pre-Recital
         Purchaser Compliance Certificate                 Section 9.2(a)
         Purchaser Group                                  Section 12.2(a)
         Purchaser Payments                               Section 11.6(b)
         Seller                                           Pre-Recital
         Seller Compliance Certificate                    Section 9.3(a)
         Seller Group                                     Section 12.3(a)
         Seller Payments                                  Section 11.6(a)
         Taxation Requirements                            Section 4.9(e)
         Third Party Claim                                Section 12.5

                                   ARTICLE II

                          PURCHASE AND SALE OF ASSETS;
                            ASSUMPTION OF LIABILITIES

         2.1 Purchase and Sale of Assets and Assumption of Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, effective as of the Closing Date:

              (a) Seller agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase and acquire from Seller, all of Seller's right, title and interest in and to the Assets, free and clear of all Encumbrances except Permitted Encumbrances;

              (b) Seller agrees to assign to Purchaser, and Purchaser agrees to assume from Seller, the Assumed Liabilities; and

              (c) Seller agrees to assign to Purchaser, and Purchaser shall assume from Seller, all of Seller's rights and obligations under the Assumed Contracts, subject to the obtaining of all necessary consents by the other parties thereto.

         In connection with the Acquisition, on the Closing Date, Seller shall take (and shall cause its Affiliates to take) any and all actions that may be required, or reasonably requested by Purchaser, to transfer title to all of the Assets, free and clear of all Encumbrances (except Permitted Encumbrances), to Purchaser. Seller shall make the Assets available to Purchaser on the Closing Date, and Seller shall further deliver to Purchaser the Bill of Sale, Assignment and Assumption Agreement, as well as such other instruments of sale and/or transfer as counsel to Purchaser may reasonably request (whether at or after the Closing) to evidence and effect the Acquisition contemplated herein. Seller agrees that, to the extent any Assets are owned or held by any Affiliate of Seller, Seller shall also cause title to such Assets to be transferred and assigned to Purchaser, free and clear of all Encumbrances (except Permitted Encumbrances), on the Closing Date. Notwithstanding anything herein to the contrary, the Acquisition will not be effective as to Assets and Employees located in France and Assumed Contracts with customers located in France until the date upon which all Laws and Decrees in France applicable to the Acquisition have been complied with by the parties (the "French Operative Date") in at least the manner set forth in Section 10.10 hereof.

          2.2. Assets. As used in this Agreement, the term "Assets" means, collectively, all right, title and interest in and to the following:

              (a) All Products;

              (b) All Accounts Receivable and other rights related to the Deferred Revenue;

              (c) All rights and benefits of Seller under the Assumed Contracts;

              (d) All Transferred Intellectual Property;

              (e) All Intangibles;

              (f) All Permits; and

              (g) All Business Records

          2.3. Excluded Assets. Except as provided herein or in any Ancillary Agreement, Seller shall retain all of its right, title and interest in and to, and Purchaser shall not acquire any interest in any asset or right of Seller other than the Assets, including but not limited to, the following (collectively referred to herein as the "Excluded Assets"):

              (a) All cash and cash equivalents;

              (b) All Accounts Receivable other than those related to the Deferred Revenue;

              (c) All Contracts other than the Assumed Contracts;

              (d) All Seller Intellectual Property other than the Transferred Intellectual Property;

              (e) All Facilities;

              (f) All Tangible Assets; and

              (g) All rights to revenue under the Customer License Agreements or Third Party Distributor Agreements that has not been received by Seller for revenue recognized in accordance with GAAP as of the Closing Date.

          2.4. Assumption of Liabilities.

              (a) Subject to and upon the terms and conditions of this Agreement, effective as of the Closing Date, Purchaser agrees to assume from Seller and to pay, perform and discharge according to their terms only the following Liabilities of Seller (the "Assumed Liabilities"):

                  (i) Liabilities arising under the Assumed Contracts, including any Liabilities arising from the failure of the Current Version or any future version of a Product to be Year 2000 Compliant, but excluding (A) Liabilities arising under any Assumed Contract to the extent that such Liabilities arise out of any obligations that are not specified in writing in such Assumed Contract or disclosed in a Schedule attached to this Agreement, and
(B) any Liabilities arising from the failure of any versions of a Product other than a Current Version or future version to be Year 2000 Compliant except and only to the extent that such failure is the direct result of modifications made to such Product by Purchaser or Persons expressly authorized by Purchaser after the Closing Date;

                  (ii)  Liabilities with respect to the Deferred Revenue;

                  (iii) Liabilities with respect to the New Purchaser Employees arising after the Closing Date, regardless of the applicable Employee Termination Date for each such person, except as otherwise provided for hereunder or under the Transition Services and Facilities Agreements ("Continuing Employment Liabilities"); and

                  (iv) Liabilities with respect to the use of the vehicles under the Vehicle Leases after the Closing.

              (b) Nothing herein shall be deemed to deprive Purchaser or any Affiliate of Purchaser of any defenses, set-offs or counterclaims which Seller may have had or which Purchaser or any Affiliate of Purchaser shall have with respect to any of the Assumed Liabilities (the "Defenses and Claims"). Effective as of the Closing, Seller agrees to assign, transfer and convey to Purchaser all Defenses and Claims and agrees to cooperate with Purchaser (at Purchaser's expense) to maintain, secure, perfect and enforce such Defenses and Claims, including the execution of any documents, the giving of any testimony or the taking of any such other action as is reasonably requested by Purchaser in connection with such Defenses and Claims.

              (c) Except as expressly set forth in Section 2.4(a) above, Purchaser shall not assume or become liable or obligated in any way, and Seller shall retain and remain solely liable for and obligated to pay, perform and discharge all debts, expenses, accounts payable, contracts, agreements, commitments, obligations, claims, suits and other liabilities of any nature whatsoever, whether or not related to the Business or the Assets, whether known or unknown, accrued or not accrued, fixed or contingent, current or arising hereafter, including, without limitation, any of the following (collectively referred to herein as "Excluded Liabilities"):

                  (i) Any Liability of the Seller for unpaid Taxes (with respect to the Business, the Assets, the Employees or otherwise), or any Liability of the Seller for Taxes arising in connection with the consummation of the Acquisition (including any income taxes and transfer taxes); and

                  (ii) Any Liability related to or arising from failure of any version of a Product, other than the Current Version or any future version of such Product, to be Year 2000 Compliant except and only to the extent that such failure is the direct result of modifications made by Purchaser or Persons expressly authorized by Purchaser after the Closing Date, and any Liability related to or arising from failure of any Licensed Intellectual Property licensed to end users under any Assumed Contracts to be Year 2000 Compliant; provided, however, that Purchaser shall use reasonable commercial efforts to assist Seller in mitigating any such Liability, including but not limited to (A) by December 31, 1998, delivering Year 2000 Compliant versions of Products to all of Purchaser's customers currently on maintenance with respect to any non-Year 2000 Compliant versions of Products in replacement thereof, together with a notice to each such customer that as of June 30, 1999, Purchaser will stop providing support for such non-Year 2000 Compliant versions of the Products other than telephone support, and (B) at Seller's request, delivering Year 2000 Compliant versions of Licensed Intellectual Property (which have been provided by Seller to Purchaser free of any royalty obligation to Seller) to any of Purchaser's customers currently on maintenance with respect to any non-Year 2000 Compliant version of such Licensed Intellectual Property in replacement thereof; provided, further, that if Purchaser fails to take the actions described in subclause (A) above, then Purchaser shall cease providing maintenance for any non-Year 2000 Compliant versions of Products sixty (60) days after the receipt of written request by Seller. For the avoidance of doubt, any services Purchaser provides to customers in connection with its obligations as set forth in subclause (A) and (B) above, other than services provided pursuant to maintenance, shall be charged at Purchaser's then standard rates for such services.

         2.5. Purchase Price. The aggregate purchase price for the Assets is Forty Four Million Dollars ($44,000,000), (the "Purchase Price"), which, except as provided in Section 2.6 and subject to adjustment as herein provided, Purchaser shall pay to Seller in immediately available funds at the Closing by wire transfer to an account designated in writing by Seller.

         2.6. Escrow Fund. On the Closing Date, Purchaser will withhold from the Purchase Price and deposit into escrow for and on behalf of Seller the sum of Three Million Dollars ($3,000,000) in cash (the "Escrow Fund"). Ten Thousand Dollars ($10,000) of the Escrow Fund shall be held until the French Operative Date, after which date such amount shall be released to Seller pursuant to the provisions of the Escrow Fund Agreement. The remainder of the Escrow Fund shall be held as collateral for Seller's indemnification obligations pursuant to
Article XII of this Agreement and pursuant to the provisions of the Escrow Fund Agreement.

         2.7. Allocation. Purchaser and Seller agree to allocate the Purchase Price (and all other capitalizable costs) among the Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule set forth on Schedule 2.7 attached hereto. Neither Purchaser nor Seller shall take any position for purposes of any federal, state, provincial or local income tax with respect to the allocation of the Purchase Price which is inconsistent with such allocation. Notwithstanding anything above to the contrary, Purchaser and Seller agree that Ten Thousand Dollars ($10,000) of the Purchase Price shall be allocated to the Assets located in France (including Customer License Agreements with French end users).


                                   ARTICLE III

                                   THE CLOSING

         3.1. The Closing. The consummation of the Acquisition will take place at a closing to be held at the offices of Dykema Gossett PLLC, 315 East Eisenhower Parkway, Suite 100, Ann Arbor, Michigan, 48108-3306 (the "Closing") on June 4, 1998, or at such other time or date as may be agreed to in writing by the parties to this Agreement (the "Closing Date").


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants, to Purchaser, as set forth below:

         4.1. Organization. Seller is a corporation validly incorporated, validly in existence and in good standing under the laws of the State of Michigan. Seller is duly qualified or licensed to do business as a foreign corporation in each state of the United States or other jurisdiction in which it is required to be so qualified or licensed, except in states and other jurisdictions in which the failure to be so qualified or licensed, in the aggregate, would not have a Material Adverse Effect on Seller or the Business.

         4.2. Subsidiaries. Except as listed on Schedule 4.2 attached hereto, Seller does not own any equity interest, directly or indirectly, in any corporation, partnership, limited liability company, joint venture, business, trust or other entity, whether or not incorporated, which is engaged in the Business.

         4.3. Authorization. This Agreement, the Escrow Fund Agreement, the Bill of Sale, Assignment and Assumption Agreement and all of the Ancillary Agreements have been, or upon their execution and delivery hereunder will have been, duly and validly executed and delivered by Seller and constitute, or will constitute, valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles or the exercise of judicial discretion in accordance with such principles. Seller has all requisite power and authority to execute and deliver this Agreement, the Ancillary Agreements, the Escrow Fund Agreement, and the Bill of Sale, Assignment and Assumption Agreement, and at the time of the Closing, will have all requisite power and authority to carry out the transactions contemplated in this Agreement, the Ancillary Agreements, the Escrow Fund Agreement and the Bill of Sale, Assignment and Assumption Agreement. All requisite corporate action on the part of Seller has been taken to authorize the execution and delivery of this Agreement, the Ancillary Agreements, the Escrow Fund Agreement, and the Bill of Sale, Assignment and Assumption Agreement.

         4.4. No Conflicts; Consents. The execution and delivery of this Agreement, the Ancillary Agreements, the Escrow Fund Agreement and the Bill of Sale, Assignment and Assumption Agreement by Seller do not, and the consummation of the transactions contemplated herein and therein and compliance with the provisions hereof and thereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or Encumbrance pursuant to, (a) any provision of any charter document of Seller, (b) any Law or Decree or (c) any provision of any agreement, instrument or understanding to which Seller is a party or by which Seller or any of its properties or assets is bound or affected, nor will such actions give to any other Person or entity any interests or rights of any kind, including rights of termination, acceleration or cancellation, in or with respect to any of the Assets or the Assumed Liabilities. Except as listed on Schedule 4.4 attached hereto, no consent of any third party or any Governmental Entity is required to be obtained on the part of Seller to permit the consummation of the transactions contemplated in this Agreement, the Ancillary Agreements, the Escrow Fund Agreement or the Bill of Sale, Assignment and Assumption Agreement.

         4.5. Title to Assets; Entire Business. Seller has good and marketable title to all of the Assets, free and clear of all Encumbrances except for Permitted Encumbrances. At the Closing, Seller will sell, convey, assign, transfer and deliver to Purchaser good and valid title and all the Seller's right and interest in and to all of the Assets, free and clear of any Encumbrances, except for Permitted Encumbrances.

         4.6. Tangible Assets. The Tangible Assets have been maintained and repaired by Seller in the ordinary course of business and are in such condition and repair, reasonable wear and tear excepted, as is suitable for the purposes for which they are presently used by the Seller.

         4.7. Litigation and Claims. Except as listed on Schedule 4.7 attached hereto, there are no claims, actions, suits, proceedings or investigations in progress or pending before any Governmental Entity, against or relating to the Business, the Assets or the Assumed Liabilities, nor, to Seller's Knowledge, is there any threat thereof. Seller is not a party to or subject to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any Governmental Entity) with respect to or affecting the Business, the Assets or the Assumed Liabilities.

         4.8. Compliance with Laws and Regulations; Governmental Licenses, Etc. To Seller's Knowledge, Seller is in compliance with all applicable Laws or Decrees with respect to or affecting the Business, the Assets or the Assumed Liabilities, including, without limitation, Laws or Decrees relating to anticompetitive or unfair pricing or trade practices, false advertising, consumer protection, export or import controls, occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination. Seller is not subject to any order, injunction or decree issued by any Governmental Entity which could impair the ability of Seller to consummate the transactions contemplated herein. There are no Permits necessary or required for Purchaser to operate the Business after the Closing Date in substantially the same manner as Seller has operated such businesses prior to the Closing Date, except where the failure to have such a Permit would not have a Material Adverse Effect. Neither the sale and transfer of the Assets pursuant to this Agreement, nor Purchaser's possession and use thereof from and after the Closing Date because of such sale and transfer will: (a) violate any law pertaining to bulk sales or transfers or to the effectiveness of bulk sales or transfers as against creditors of Seller or (b) result in the imposition of any liability upon Purchaser for appraisal rights or other liability owing to any stockholder of Seller.

         4.9. Labor Matters.

              (a) Except as set forth on Schedule 4.9(a) attached hereto, the Employees listed on Schedule 1.24 include all Seller's current employees who have devoted substantially all of their time during the immediately preceding ninety (90) day period designing, developing, manufacturing, marketing, selling or servicing the Products. The Consultants listed on Schedule 1.16 include all the current independent contractors and other individuals who are supplied by third parties to perform consulting services to Seller who have devoted at least 50% of their time during the immediately preceding ninety (90) day period designing, developing, manufacturing, marketing, selling or servicing the Products.

              (b) To Seller's Knowledge, Seller is in compliance with respect to the Employees with all currently applicable Laws or Decrees with respect to or affecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Seller has not received any written notice from any Governmental Entity and, to the

Knowledge of Seller, there has not been asserted before any Governmental Entity, any current claim, action or proceeding to which Seller is a party relating to the Employees and there is neither pending nor, to the Knowledge of Seller, has there been threatened in writing, any investigation or hearing to which Seller is a party relating to the Employees arising out of or based upon any such Laws or Decrees. There is no pending claim against Seller relating to the Employees under any workers' compensation plan or statute. Seller is in material compliance with and not in material violation of any agreements and/or arrangements with any Consultant.

              (c) Except as set forth on Schedule 4.9(c) attached hereto, Seller has not given to or received from any Employee notice of termination of employment with an effective date on or after the Closing Date. Other than as described on Schedule 4.9(c), the consummation of the transactions contemplated in this Agreement will not entitle any Employee to any severance pay, unemployment compensation or any similar type of other payment. Seller is not a party to, bound by or obligated under any labor, collective bargaining, union or similar agreements or arrangements with respect to the Employees. There is not occurring or, to the Knowledge of Seller, threatened, any strike, slow-down, picket, work stoppage or other concerted action by any union or other group of employees or other persons against the Business. To Seller's Knowledge, (i) there has been no union or other labor organization or attempt to organize any of the Employees during the two (2) year period preceding the date hereof, (ii) such an effort is not pending, and (iii) there has not been any discussions of any sort regarding such with respect to any of the Employees.

              (d) Schedule 4.9(d) contains a complete and accurate list of all of Seller's material contracts, agreements, plans, and commitments with respect to Employees pertaining to terms of employment, compensation, bonuses, profit sharing, securities purchases, securities repurchases, options, deferred compensation arrangements or plans, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of Business property and related matters. Schedule 4.9(d) sets forth a complete and accurate list of all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, pension, profit-sharing, retirement, health, welfare, insurance, or other employee benefit plans and agreements for the benefit of current or former Employees which are currently maintained by Seller or by a subsidiary of Seller or with respect to which the Seller or a subsidiary currently has or in the future may have any material liability or obligation to contribute or to make payments (collectively, the "Employee Plans"). Each Employee Plan that has been adopted or maintained by Seller, whether informally or formally, for the benefit of Employees outside the United States ("International Employee Plan") has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all Laws or Decrees that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Closing, will not be offset by insurance or fully accrued.

              (e) With respect to the Business and except as set forth on
Schedule 4.9(e), there are no "employee pension benefit plans", as defined in
Section 3(2) of ERISA or in any similar provisions of applicable Laws or Decrees, (i) in respect of which Seller is an "employer" or a "substantial employer", as defined in Sections 3(5) and 4001(a)(2), respectively, of ERISA or in any similar provisions of applicable Laws or Decrees, (ii) with respect to which Seller is a "party in interest" within the meaning of Section 3(14) of ERISA, or (iii) in respect to which Seller is assuming any liability or will be liable to make contributions to or for the payment of benefits. Seller is not a party to, and none of its operations is or has ever been covered by, (x) any pension plan subject to Title IV of ERISA or
Section 412 of the Code, (y) any "multi-employer plan" as such term is defined in Section 3(37) or Section 4001(a)(3) of ERISA or in any similar provisions of applicable Laws or Decrees, or (z) other pension or retirement payment arrangement, whether or not written, involving a past or unfunded future cost to Seller, whether or not such plan or arrangement is covered by ERISA or any similar provisions of applicable Laws or Decrees.

              (f) The Employee Plans that provide retiree medical or other retiree welfare benefits to any persons are set forth on Schedule 4.9(f) except as may be required by applicable Laws or Decrees. All Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable Laws or Decrees with respect thereto including requirements prescribed by statute or regulation which must be satisfied as a prerequisite to an Employee Plan being treated as "qualified" for the tax benefits afforded by such statute or regulation or which must be satisfied to avoid the imposition of any tax or penalty on the trustee of an Employee Plan or on the Seller or the Business (such requirements are collectively referred to herein as the "Taxation Requirements") and the Seller has performed all material obligations required to be performed by it under, is not in default under or in violation of, and has no Knowledge of any default or violation by any other party to, any of the Employee Plans nor Knowledge of any material claim or dispute in respect of an Employee Plan.

         4.10. Tax Matters.

               (a) Tax Returns. All Tax Returns required to be filed by the Seller with respect to the Business have been duly filed on a timely basis, and such Tax Returns are complete and accurate in all material respects. All Taxes owed by the Seller with respect to the Business (whether or not shown on any Tax Return) have been paid. No claim has ever been made by any Governmental Entity in a jurisdiction where the Seller does not file Tax Returns that the Business is or may be subject to taxation by that jurisdiction. There are no liens or security interests on any of the Assets or other assets of the Business with respect to Taxes, other than liens for Taxes not yet due and payable.

               (b) Other Compliance Requirements. With respect to the Business, the Seller has withheld and paid all Taxes required to have been withheld and paid and complied with all information reporting and backup withholding requirements, including maintenance of required records in respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (c) No Tax Audits and No Tax Deficiencies. Except as set forth in
Schedule 4.10(c), Seller's Tax Returns are not currently under audit by any Governmental Entity, nor is any such audit pending or, to the Knowledge of Seller, threatened (either in writing or verbally, formally or informally).

         4.11. Financial Statements.

               (a) Attached hereto as Schedule 4.11 are copies of (i) Seller's audited balance sheets pertaining to the Business as of June 30, 1997 and statements of income and cash flows pertaining to the Business for the years ended June 30, 1996 and June 30, 1997 and (ii) Seller's audited balance sheet pertaining to the Business as of April 30, 1998 and statements of income and cash flows pertaining to the Business for the ten-month period then ended (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP, and present fairly the financial position of the Business as of their respective dates and the results of operations and changes in financial position of the Business for the periods indicated.

               (b) There is no material debt, liability, or obligation of any nature pertaining to the Business, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Financial Statements, except for those (i) that have been incurred after April 30, 1998 or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto. All debts, liabilities, and obligations incurred after April 30, 1998 were incurred in the ordinary course of business.

         4.12. Absence of Certain Changes or Events. Since April 30, 1998, Seller has conducted the Business in the ordinary and usual course and, without limiting the generality of the foregoing, has not:

              (a) suffered any Material Adverse Change;

              (b) suffered any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect;

              (c) granted any increase in the compensation payable or to become payable by Seller to any Employee or Consultant except those occurring in the ordinary course of business, consistent with Seller's past practices with respect to the Business;

              (d) made any change in the accounting methods or practices Seller follows relating to the Business, whether for financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

              (e) granted or renewed any exclusive license or agreement with respect to the Seller Intellectual Property used in the Products;

              (f) incurred any liabilities relating to the Business except in the ordinary course of business and consistent with past practice which would be required to be disclosed in financial statements prepared in accordance with GAAP;

              (g) permitted or allowed any of the Assets to be subjected to any Encumbrance of any kind (other than a Permitted Encumbrance) other than in the ordinary course of business consistent with past practices;

              (h) made any material amendment to, waived any rights under or terminated any Contract or any other agreement which is listed on any schedule to this Agreement;

              (i) incurred any contingent liability as guarantor or otherwise with respect to the obligations of others other than in the ordinary course, consistent with past practices of the Business; or

              (j) agreed to take any action described in this Section 4.12 or outside of its ordinary course of business or which would constitute a breach of any of the representations or warranties of Seller contained in this Agreement.

         4.13. Intellectual Property; Proprietary Rights.

               (a) Schedule 1.69 sets forth a complete and accurate list of:

                   (i) all registered and unregistered trademarks, service marks and tradenames which are used exclusively in connection with the Products; and

                   (ii) all registered and unregistered copyrights in and to the Products.

               (b) Schedule 1.61 sets forth a complete and accurate list of all Seller Software Programs. Listed on Schedule 4.13(b) attached hereto is the latest commercial version of each Product that has been made generally available by Seller (the "Current Version"). Schedules 1.67 and 1.68 set forth a complete and accurate list of all Third Party In-Licenses and Third Party Software Programs.

               (c) Except as listed on Schedule 4.13(c) attached hereto, the Transferred Intellectual Property and the Licensed Intellectual Property comprise all the material intellectual property rights necessary to conduct the Business as conducted by Seller prior to the Closing Date; provided, however, that the scope of the licenses granted by Seller to Purchaser pursuant to the Ancillary Agreements is more restrictive than the scope used by Seller to conduct the Business as of the Closing Date.

               (d) No claims have been asserted against Seller (and to Seller's Knowledge there are no claims that are likely to be asserted against Seller or which have been asserted against others) by any person challenging Seller's use or distribution of any Seller Intellectual Property used by Seller in the Business or the Products (including, without limitation, technology licensed under the Third Party In-Licenses) or challenging or questioning the validity of, effectiveness of, or full performance by Seller of its obligations under any license or agreement relating thereto (including, without limitation, the Third Party In-Licenses). Seller has no Knowledge of any valid basis for any claim of the type specified in the immediately preceding sentence relating to or interfering with the continued enhancement and exploitation by Purchaser of any of the Business or the Products.

               (e) To Seller's Knowledge, none of the Intellectual Property embodied in a Product, as applicable, infringes on the rights of, constitutes misappropriation of any proprietary information or intangible or intellectual property right of any third party.

               (f) Schedule 1.4 and 1.66 set forth a complete and accurate list of all Affiliate Distributor Agreements and Third Party Distributor Agreements, respectively, and except as provided in such Schedules, Seller has not granted any third party any exclusive right to manufacture, reproduce, distribute, market or exploit any of the Business or Products.

               (g) All designs, drawings, technical specifications, source code, object code, design documents, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the Products at any stage of their development were written, developed and created solely and exclusively by (i) employees of Seller or (ii) third parties who assigned ownership of any and all of their rights arising out of, related to or resulting from their development and creative efforts to Seller in valid and enforceable agreements.

               (h) Seller has at all times used commercially reasonable efforts to protect its trade secrets used in the Business or the Products

               (i) To the Knowledge of Seller, no Employee or Consultant is in violation of any term of any employment or consulting contract, as applicable, or any other contract or agreement relating to the relationship of any such person with Seller any other party, because of the nature of the Business.

               (j) Each person currently or formerly employed or engaged as a consultant by Seller (including independent contractors, if any) that has or had access to confidential information of Seller relating to the Products has executed a confidentiality and non-disclosure agreement sufficient to protect the trade secret status of the Transferred Intellectual Property and to cause the assignment to the Seller of any and all intellectual property developed by such employees, former employees or independent consultants and relating, directly or indirectly, to the Products. To Seller's Knowledge, neither the execution or delivery of such agreements, nor the carrying on of the Business as employees or consultants, as applicable, by such persons, nor the conduct of the Business, as currently conducted, from and after the Closing Date, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

               (k) Schedule 4.13(k), attached hereto, sets forth the extent to which (i) each of the Products is Year 2000 Compliant, and (ii) each other Seller Software Program incorporated into, or required for the ordinary use of, any Product is Year 2000 Compliant. To its Knowledge, Seller is not using the services or software of any third party whose systems or code are not Year 2000 Compliant where such circumstances might have a Material Adverse Effect.

               (l) Except as set forth in Schedule 4.13(l), no product liability or warranty claim with respect to any Product has been communicated to or, to the Knowledge of Seller, overtly threatened against Seller.

               (m) Attached hereto on Schedule 4.13(m) is an accurate list of all Known material errors in any of the Products

         4.14. Contracts and Arrangements.

               (a) Schedules 1.20 and 1.73 hereto contain a complete and accurate list of all Customer License Agreements and Vehicle Leases, respectively, and Seller has delivered to Purchaser true and complete copies of all such written Contracts (other than a limited number of Customer License Agreements entered into in the ordinary course of business on substantially Seller's standard terms and conditions). Schedule 4.14(a) attached hereto sets forth a true, complete and accurate list of all customers who are currently on maintenance under the Customer License Agreements. Seller has delivered to Purchaser an aged accounts receivable trial balance which reflects all outstanding receivables from such customers.

               (b) To the Knowledge of Seller, each of the Assumed Contracts is valid, binding and in full force and effect and enforceable by Seller in accordance with its terms, except as enforcement may be limited by general equitable principles and the exercise of judicial discretion in accordance with such principles. Neither Seller nor, to Seller's Knowledge, any other party, is in default under any Assumed Contract, and there are no existing disputes or claims of default relating thereto, or any facts or conditions Known to Seller which, if continued, will result in a default or claim of default thereunder, which default could reasonably be expected to have a Material Adverse Effect.

               (c) All written arrangements, understandings, relationships and agreements between Seller and its Affiliates related to the Business, the Assets or the Products (including the purchase and sale of components, supply arrangements, distribution arrangements, and the development and design of Products or related Seller Intellectual Property) are listed in Schedule 4.14(c).

               (d) Seller does not anticipate booking more than $218,000 of revenue from license fees related to the Products (except for Boost Sales and Margin Planning) during the fiscal quarter ended June 30, 1998; any such revenues in excess of $218,000 shall be assigned or paid over to Purchaser after Closing.

         4.15. Insurance. Seller currently maintains, and has at all times prior to the date of this Agreement maintained, liability, casualty, property loss and other insurance coverages upon the Assets and with respect to the operation of the Business in such amounts, of such kinds and with such carriers as are generally deemed appropriate and sufficient for companies of similar size to Seller and engaged in similar types of business and operations.

         4.16. Brokers. There is no broker, finder, investment banker or other person, other than Arbor Partners, LLC, and Nesbitt Burns Securities, Inc., whose fees are to be paid by Seller, who would have any valid claim against any of the parties to this Agreement for a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated herein as a result of any agreement of, or action taken by, Seller.

         4.17. Warranties and Service Payment Obligations. To the Knowledge of Seller, the Customer License Agreements and the Third Party Distributor Agreements contain all of the written product warranties and warranty agreements Seller has provided to any customer.

Schedule 4.17 attached hereto sets forth a complete and accurate list of all agreements pursuant to which Seller is obligated to provide service or support services with respect to the Products. No agreement for the sale, license, service, support or maintenance of the Products obligates Seller to provide any material change in functionality or other alternations in the performance of the Products or to provide new products or technology. Schedule 4.17 sets forth all obligations of Seller with respect to the Business that are not explicitly set forth in the Assumed Contracts.

         4.18. Business Records. The Business Records to be delivered to Purchaser are complete and accurate in all material respects and accurately reflect in all material respects all actions and transactions referred to in such Business Records.

         4.19. SEC Documents. As of their respective filing dates, Seller's annual report on Form 10-K for the year ended June 30, 1997 (the "1997 Form 10-K"), and Seller's quarterly reports on Form 10-Q and current reports on Form 8-K filed since the 1997 Form 10-K, and any amendments thereto (collectively, the "SEC Documents") complied in all material respects with the requirements of the Exchange Act and the Securities Act, and as of their respective filing dates and taken together, the SEC Documents contain no untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected or superseded by a subsequently filed SEC Document. There has been no material change in Seller's accounting policies or estimates except as described in the notes to the financial statements of Seller included in the SEC Documents. There has been no material adverse change in Seller's financial condition since March 31, 1998.


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Except as otherwise set forth in the Purchaser Disclosure Schedule provided to Seller, a copy of which is attached as Schedule V, each of Parent and Purchaser, jointly and severally, hereby represents and warrants to Seller that:

         5.1 Organization and Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to carry on its businesses as now conducted. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Arizona and has full power and authority to carry on its businesses as now conducted.

         5.2. Power, Authorization and Validity. Each of Parent and Purchaser has the right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement, the Escrow Fund Agreement and the Ancillary Agreements to which it is or will be a party. The execution and delivery of this Agreement, the Escrow Fund Agreement and the Ancillary Agreements to which each of Parent and Purchaser is or will be a party have been duly and validly approved and authorized by the board of directors of each of Parent and Purchaser. No other authorization or approval, governmental or otherwise, is necessary in order to enable each of Parent and Purchaser to enter into and to perform the terms of this Agreement, the

Escrow Fund Agreement or the Ancillary Agreements on its part to be performed, except for (a) filings under applicable securities laws and (b) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which Parent or Purchaser or any of their Affiliates conducts any business or owns any property or assets. This Agreement is, and the Escrow Fund Agreement and each of the Ancillary Agreements, when executed and delivered by Parent or Purchaser shall be, the valid and binding obligations of Parent or Purchaser enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         5.3. No Violation of Existing Agreements. Neither the execution and delivery of this Agreement, the Escrow Fund Agreement or any of the Ancillary Agreements, nor the consummation of the transactions contemplated herein or therein will conflict with, or result in a material breach or violation of, any provision of Parent's or Purchaser's charter documents as currently in effect, any material instrument or contract to which Parent or Purchaser is a party or by which Parent or Purchaser is bound, or any federal, state or local judgment, writ, decree, order, statute, rule or regulation applicable to Parent or Purchaser. Neither the execution and delivery of this Agreement, the Escrow Fund Agreement or any of the Ancillary Agreements , nor the consummation of the transactions contemplated herein or therein, will have a material adverse effect on the operations, assets, or financial condition of Parent or Purchaser.

         5.4. Compliance With Other Instruments and Laws. Neither Parent or Purchaser is in violation of (a) any provisions of its respective charter documents as currently in effect or (b) in any material respect any applicable Law or Decree.

         5.5. Litigation. There is no suit, action, proceeding, claim or investigation pending or, to either Parent's or Purchaser's Knowledge, threatened against Parent or Purchaser before any court or administrative agency or which questions or challenges the validity of this Agreement or any of the Ancillary Agreements, or any of the transactions contemplated herein or therein, which could have a Material Adverse Effect on the operations, assets or financial condition of Parent or Purchaser.

         5.6. Brokers. There is no broker, finder, investment banker or other person, other than Morgan Stanley Dean Witter, whose fees are to be paid by Purchaser, who would have any valid claim against any of the parties to this Agreement for a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated herein as a result of any agreement of, or action taken by, Parent or Purchaser.

         5.7. HSR Act. As of the Closing Date, the "Ultimate Parent Entity" of the Purchaser, as such term is defined in the HSR Act, does not have annual net sales or total assets of $100,000,000 or more, as determined pursuant to the HSR Act and the regulations thereto.

                                   ARTICLE VI

                         PRE-CLOSING COVENANTS OF SELLER

         6.1. Advice of Changes. During the period on and from the date of this Agreement through and including the Closing Date, Seller will promptly notify Purchaser in writing of (a) any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Seller contained in this Agreement, if made on or as of the date of that event or the Closing Date, untrue or inaccurate in any material respect and (b) any Material Adverse Change.

         6.2. Conduct of Business. During the period on and from the date of this Agreement through and including the Closing Date, Seller will conduct the Business in the ordinary course of business consistent with past practices and will use its reasonable commercial efforts to retain the Employees and the Consultants, to protect and preserve the Assets, and to maintain and to preserve intact Seller's relationships with its independent contractors, licensors, suppliers, vendors, representatives, distributors, other customers and all others with whom it deals, all in accordance with the ordinary course of business consistent with past practices. During the period on and from the date of this Agreement through and including the Closing Date, Seller will not without the prior written consent of Purchaser:

              (a) mortgage, pledge, subject to a lien, or grant a security interest in, or suffer to exist or otherwise encumber, any of the Assets;

              (b) sell, dispose of or license any of the Assets to any Person, except in the ordinary course of business consistent with past practices;

              (c) fail to maintain the Tangible Assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

              (d) fail to pay and discharge any trade payable relating to the Products or the Business in accordance with past practices;

              (e) enter into any agreement or arrangement to pay any bonus, increased salary, or special remuneration to any Employees or Consultants, as applicable;

              (f) change accounting methods relating to or affecting the Assets, Assumed Liabilities or the Business;

              (g) amend, terminate or waive any material rights under any Assumed Contract, except in the ordinary course of business consistent with past practices;

              (h) waive or release any material right or claim relating to any Assets, except in the ordinary course of business consistent with past practices;

              (i) enter into any agreements, or other obligations or commitments relating to the Business, except on commercially reasonable terms in the ordinary course of business consistent with past practices;

              (j) fail to comply in any material respect with any Law or Decree applicable to the Business;

              (k) take any action to terminate or modify, or permit the lapse of termination of, the present insurance policies and coverages of Seller relating to or applicable to Seller, the Business or the Assets;

              (l) incur, with respect to the Business or the Assets, any Liabilities other than Liabilities incurred in the ordinary course of business consistent with past practices; or

              (m) agree to do any of the things described in the preceding clauses of this Section 6.2.

         6.3. Access to Information. Until the Closing, Seller will allow Purchaser and its agents reasonable access upon reasonable notice and during normal working hours to the Business Records and Facilities relating to the Assets and all aspects of the Business and its financial and legal affairs. Until the Closing, Seller shall cause its accountants to cooperate with Purchaser and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all Financial Statements prepared or audited by such accountants.

         6.4. Satisfaction of Conditions Precedent. Subject to Section 8.2, Seller will use its reasonable commercial efforts to satisfy or cause to be satisfied all the conditions precedent to the Closing hereunder, and to cause the transactions contemplated in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated herein.

         6.5. Exclusive Dealings. During the period on and including the date of this Agreement through and including the Closing Date, or such earlier date as Purchaser and Seller mutually agree to discontinue efforts to consummate the Acquisition (the "Expiration Date"), (a) Seller will not (and it will use its reasonable commercial efforts to assure that its officers, directors, employees and agents do not on its behalf), without the express written consent of Purchaser, take any action to solicit, initiate, seek, encourage, respond to or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than discussion with Purchaser) regarding any sale, license or other disposition (however structured) of the Assets or any portion thereof (other than an immaterial portion thereof which is disposed of in the ordinary course of business) to any person other than Purchaser, (b) Seller shall terminate or suspend any such negotiations in progress as of the date hereof and (c) Seller shall promptly (but in any event within four business days) notify Purchaser regarding any contact by any third party regarding any offer, proposal or written request for information regarding any such acquisition. Seller represents and warrants that it has the legal right to terminate or suspend any such pending negotiations and agrees to indemnify Purchaser, its representation and agents from and against any claims by any party to such negotiations based upon or arising out of the discussion or any consummation of the Acquisition as contemplated in this Agreement.


                                   ARTICLE VII

                       PRE-CLOSING COVENANTS OF PURCHASER

         7.1. Advice of Changes. Purchaser and Parent will promptly notify Seller in writing of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Purchaser or Parent contained in this Agreement, if made on or as of the date of that event or the Closing Date, untrue or inaccurate in any material respect.

         7.2. Satisfaction of Conditions Precedent. Subject to Section 7.2 of this Agreement, Purchaser will use its reasonable commercial efforts to satisfy or cause to be satisfied all the conditions precedent to the Closing hereunder, and to cause the transactions contemplated herein to be consummated, and, without limiting the generality of the foregoing, to obtain all consents, amendments and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated herein.


                                  ARTICLE VIII

                                MUTUAL COVENANTS

         8.1 Regulatory Filings; Consents; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of Seller, Purchaser and Parent shall use its reasonable commercial efforts to (a) make all necessary filings with respect to the Acquisition and this Agreement under the Securities Act, the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith, (b) make premerger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies, if any, and, subject to Section 8.2 of this Agreement, obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith, (c) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the Acquisition and (d) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated in this Agreement as promptly as practicable.

         8.2. HSR Filings. Each of Seller, Purchaser and Parent shall make (or shall cause its respective "ultimate parent entities" as defined under the HSR Act to make) any and all required governmental filings required under the HSR Act ("HSR Filings") with respect to the transactions contemplated in this Agreement and the Ancillary Agreements. Neither Seller nor Purchaser shall be obligated to respond to any inquiries or requests for additional information or documentation from the Department of Justice ("DOJ"), the Federal Trade Commission ("FTC") or any other Governmental Entity, as applicable. Neither Seller, Purchaser nor Parent shall be required hereunder to divest itself of any assets, properties or businesses, and neither Seller, Purchaser nor Parent shall be required to consent to any modification or amendment of this Agreement if requested by DOJ, FTC or any other Governmental Entity, as applicable. In the event an action is instituted by DOJ, FTC or any other Governmental Entity, as applicable, challenging the Acquisition as violative of applicable antitrust laws or an investigation is commenced, neither Seller, Purchaser nor Parent shall be obligated to resist or resolve such action or investigation. Each of Seller and Purchaser will notify the other of all correspondence, filings or communications between such party and its representatives, on the one hand, and DOJ, FTC or any other Governmental Entity, as applicable, on the other hand, with respect to this Agreement, the Ancillary Agreements and the transactions contemplated herein and therein. Each of Seller, Purchaser and Parent will furnish the other with such necessary information and reasonable assistance as such other parties may request in connection with the preparation of the HSR Filings. Each of Purchaser, Seller, and Parent shall, from time to time and on a reasonably timely basis, advise the other, of its designated representatives, in reasonable detail of the status and progress of Purchaser's or Seller's, as applicable, HSR Filings.

         8.3. Further Assurances. Except as otherwise set forth in this Agreement, prior to and following the Closing each party to this Agreement agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and the Ancillary Agreements and contemplated herein and therein and to carry into effect the intent and purposes of this Agreement.


                                   ARTICLE IX

                              CONDITIONS TO CLOSING

         9.1. Conditions to Each Party's Obligations. The respective obligations of each party to this Agreement to consummate the transactions to be performed by such party at the Closing are, at the option of such party, subject to the satisfaction at or prior to the Closing of the following conditions:

              (a) No Orders. No order shall have been entered, and not vacated, by a court or administrative agency of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits the Acquisition or consummation of any other transaction contemplated herein.

              (b) Permits, Authorizations and Approvals. All material permits, authorizations, approvals and orders required to be obtained under all applicable Laws or Decrees in connection with the transactions contemplated herein, including but not limited to any applicable consent or termination of any applicable waiting period under the HSR Act, shall have been obtained and shall be in full force and effect at the Closing Date.

                (c) No Litigation. There shall be no litigation pending or threatened by any Governmental Entity or private party in which (i) an injunction is or may be sought against the Acquisition or any other transaction contemplated herein or (ii) relief is or may be sought against any party hereto as a result of this Agreement and in which, in the good faith judgment of the board of directors of each of Purchaser and Seller (relying on the advice of its respective legal counsel), such Governmental Entity or private party has the probability of prevailing and such relief would have a material adverse effect upon such party.

         9.2. Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions to be performed by it at the Closing are, at the option of Seller, subject to the satisfaction at or prior to the Closing of the following additional conditions:

                (a) Representations and Warranties. All of the representations and warranties of Parent and Purchaser set forth in ARTICLE V hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made at the Closing, and each of Parent and Purchaser shall have delivered to Seller a certificate (the "Parent Compliance Certificate" and "Purchaser Compliance Certificate", respectively) to such effect dated as of the Closing Date and signed by the President or a Vice President of Parent or Purchaser, respectively.

                (b) Performance. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser at or prior to the Closing shall have been duly complied with and performed in all material respects, and Parent and Purchaser shall have delivered to Seller the Parent Compliance Certificate and the Purchaser Compliance Certificate to such effect.

                (c) Payment of Purchase Price. Purchaser shall have delivered the Purchase Price net of the Escrow Fund to Seller in accordance with Sections
2.5 and 2.6 hereof.

                (d) Ancillary Agreements. Purchaser shall have executed and delivered to Seller each of the Ancillary Agreements, each in the forms attached hereto as Exhibits A-1 through A-5.

                (e) Escrow Fund and Escrow Fund Agreement. Purchaser shall have deposited the Escrow Fund with the Escrow Agent and shall have delivered to Seller a copy of the Escrow Fund Agreement, in the form attached hereto as Exhibit B executed by each of Purchaser and the Escrow Agent.

                (f) Bill of Sale, Assignment and Assumption Agreement. Purchaser shall have executed and delivered to Seller the Bill of Sale, Assignment and Assumption Agreement, in the form attached hereto as Exhibit C.

                (g) Opinion of Counsel to Purchaser. Seller shall have received from Gray Cary Ware & Freidenrich LLP, counsel to Purchaser, an opinion dated as of the Closing Date and substantially in the form attached hereto as Exhibit D.

                (h) Fairness Opinion. Seller shall have received from Nesbitt Burns Securities, Inc. an opinion as to the fairness of the Acquisition to Seller.

                (i) Purchaser's Closing Deliverables. At the Closing, Purchaser will deliver to Seller the following items:

                     (i) the Purchase Price via wire transfer in accordance with Sections 2.5 and 2.6 hereof;

                     (ii) the Purchaser Compliance Certificate and Parent Compliance Certificate in accordance with Section 9.2(a) and (b) hereof;

                     (iii) the executed opinion of counsel to Purchaser in accordance with Section 9.2(g) hereof;

                     (iv) executed copies of the Escrow Fund Agreement, the Bill of Sale, Assignment and Assumption Agreement and each of the Ancillary Agreements executed by Purchaser;

                     (v) a certificate, signed by the Secretary of Purchaser, certifying as to the truth and accuracy of, and attaching copies of, all board of directors resolutions adopted in connection with the Acquisition;

                     (vi) a certificate, signed by the Secretary of Parent, certifying as to the truth and accuracy of, and attaching copies of all board resolutions adopted in connection with the Acquisition; and

                     (vii) all other documents required to be delivered to Seller by Purchaser or Parent on or before the Closing under this Agreement.


         9.3. Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions to be performed by it at the Closing are, at the option of Purchaser, subject to the satisfaction at or prior to the Closing of the following additional conditions:

                (a) Representations and Warranties. All the representations and warranties of Seller set forth in ARTICLE IV hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made at the Closing, and Seller shall have delivered to Purchaser a certificate (the "Seller Compliance Certificate") to such effect dated as of the Closing Date and signed by the President or a Vice President of Seller.

                (b) Performance. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Seller at or prior to the Closing shall have been duly complied with and performed in all material respects, and Seller shall have delivered to Purchaser the Seller Compliance Certificate to such effect.

                (c) Required Consents. Any and all third party and Government Entity consents listed on Schedule 4.4 which are required to allow the consummation of the Acquisition and the other transactions contemplated herein shall have been obtained and delivered to Purchaser.

                (d) Opinion of Counsel to Seller. Purchaser shall have received from Dykema Gossett PLLC, counsel to Seller, an opinion dated as of the Closing Date and substantially in the form attached as Exhibit E hereto.

                (e) Material Adverse Change. There shall have been no Material Adverse Change from April 30, 1998, through the Closing Date.

                (f) Ancillary Agreements. Seller shall have executed and delivered to Purchaser each of the Ancillary Agreements, each in the forms attached hereto as Exhibits A-1 through A-5.

                (g) Escrow Fund Agreement. Seller shall have executed and delivered to Purchaser the Escrow Fund Agreement in the form attached hereto as Exhibit B.

                (h) Bill of Sale, Assignment and Assumption Agreement. Seller shall have executed and delivered to Purchaser the Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit C.

                (i) Fairness Opinion. Purchaser shall have received from Morgan Stanley Dean Witter an opinion as to the fairness of the Acquisition to Purchaser.

                (j) Seller's Closing Deliverables. At the Closing, Seller will deliver to Purchaser the following items:

                     (i) the Assets by making the Assets available to Purchaser at their present locations;

                     (ii) the Seller Compliance Certificate in accordance with Section 9.3(a) and (b) hereof;

                     (iii) all required third party and Government Entity consents in accordance with Section 9.3(c) hereof;

                     (iv) the executed opinion of counsel to Seller in accordance with Section 9.3(d) hereof;

                     (v) executed copies of the Bill of Sale, Assignment and Assumption Agreement, the Escrow Fund Agreement and each of the Ancillary Agreements executed by Seller;

                     (vi) a certificate, signed by the Secretary of Seller, certifying as to the truth and accuracy of, and attaching copies of all board of directors resolutions adopted in connection with the Acquisition;

                     (vii) all other documents required to be delivered to Purchaser on or before the Closing Date under the provisions of this Agreement.


                                    ARTICLE X

                              POST-CLOSING MATTERS

         10.1.  New Purchaser Employees.

                (a) Employment Offers. (i) Immediately following the Closing, Purchaser shall make offers of employment to all of the Employees at rates of compensation and with bonus opportunities and benefits, which taken as a whole, are no less favorable than those provided by Seller to the Employees as of the Closing Date. Such offers of employment shall (A) be in writing substantially in the form of Schedule 10.1(a) attached hereto, (B) provide for employment to commence with Purchaser as of the Employee Termination Date with respect to each such Employee, and (C) be conditioned upon such Employee's continued employment with Seller or its Affiliates through the Employee Termination Date. All employment arrangements between Purchaser and the New Purchaser Employees, will be negotiated directly between Purchaser and such employees.

                     (ii) Seller agrees to use its reasonable commercial efforts to retain each Employee up to the Employee Termination Date and assist Purchaser in securing the employment of each of the Employees after the Closing. Seller shall not transfer any Employee to an assignment unrelated to the Business prior to Closing without the prior written consent of Purchaser. Seller shall notify Purchaser promptly if, notwithstanding the foregoing, any Employee terminates his or her employment with Seller prior to the Employee Termination Date or submits his or her resignation to terminate employment effective after the Employee Termination Date. Seller shall terminate the employment of each Employee immediately upon the Employee Termination Date with respect to such Employee, and Seller shall not pay any severance to any Employee so terminated unless required to do so by law and except as disclosed on Schedule 4.9(c). All obligations of Seller with respect to each Employee through the Employee Termination Date, including obligations for salary, sales commissions, bonus compensation, payroll taxes, contributions to pension plans and all other Employee Plans, fringe benefits, and vacation pay, shall remain the sole obligations of Seller, subject to the reimbursement obligations of Purchaser under the Transition Services and Facilities Agreements.

                (b) Employment Taxes. (i) Seller shall be solely responsible for any withholding or employment Taxes with respect to all Employees, including New Purchaser Employees, through the applicable Employee Termination Date, which accrue or become payable during the period of such person's employment or service with Seller or arise out of the termination of such person's employment or service with Seller, including any termination arising out of such person becoming employed by Purchaser. Seller shall be solely responsible for filing all employee related Tax Returns with respect to such persons attributable to periods of employment or service with Seller. Seller shall provide Purchaser with access to all books and records and copies of all Tax filings related to employment Taxes paid with respect to any New Purchaser Employees for the period from January 1, 1998 through the applicable Employee Termination Date.

                     (ii) Purchaser shall be solely responsible for any withholding or employment Taxes with respect to any of the New Purchaser Employees following the applicable Employee Termination Date, which accrue or become payable during the period of such person's employment or service with Purchaser, or arise out of the termination of such person's employment or service with Purchaser. Purchaser shall be responsible for filing all tax returns with respect to such persons attributable to periods of employment or service with Purchaser.

                (c) Compensation; Contractual Obligations. (i) Seller shall be solely liable for and obligated to pay and shall indemnify and hold Purchaser and its Affiliates harmless from any and all liabilities with respect to (A) any of Seller's obligations under this Section 10.1, (B) any claims or obligations arising out of the employment of any person by Seller, whether for salary, wages, bonuses, commissions, severance, accrued vacation, vacation pay, sick pay or otherwise, (C) mortgage assistance provided to any Employee, or (D) any claim by any Employee arising out of the Acquisition.

                     (ii) Should any New Purchaser Employee at the time of acceptance of Purchaser's employment offer, elect to roll over up to 55 hours of paid vacation benefits accrued with Seller, Purchaser shall make such paid vacation benefits available for use at any time after the applicable Employee Termination Date; provided, however, to the extent required by applicable law, the parties agree that New Purchaser Employees located in England, Germany or France shall be entitled to roll over all paid vacation benefits accrued with Seller up to the applicable Employer Termination Date. Seller shall pay Purchaser the amount of any such rollover vacation benefits with respect to any New Purchaser Employee within fifteen (15) days after the end of the month during which the Employee Termination Date occurred for such New Purchaser Employee; provided, further, that such amount may be offset against amounts owed by Purchaser under the Transaction Services and Facilities Agreement.

                     (iii) Purchaser shall recognize service with Seller or its Affiliates by Employees for purposes of vacation accrual and for purposes of eligibility and vesting under Purchaser's 401(k) Plan.

                     (iv) Each New Purchaser Employee shall be eligible to participate in all benefit plans of Purchaser immediately upon hiring.

                (d)  Seller Employee Plans.

                     (i)       With respect to Employees based in the United
States: (A) Seller agrees that it will comply with COBRA after the Employee Termination Date with respect to all Employees who are qualified beneficiaries who had a qualifying event as of or prior to the applicable Employee Termination Date, including with respect to New Purchaser Employees, who are entitled to elect COBRA coverage under Seller's Employee Plans that provide medical coverage within the meaning of Section 213(d) of the Code or that are subject to COBRA, or as otherwise may be required by applicable law, and (B) Purchaser is not intended to be and is not a successor employer to Seller for any purpose, including with respect to COBRA, and no benefit plan sponsored or maintained by Purchaser is intended to be and no such plan shall be a successor plan to any Seller Employee Plan. The Seller and Purchaser intend that no COBRA obligations will arise with respect to the Seller's Code Section 125 Plan with respect to New Purchaser Employees whose Code Section 125 health and/or dependent care accounts are transferred to Purchaser pursuant to (iii) below.

                     (ii) Pursuant to the Provisions of Code Section 401(k)(10)(A) (ii) and the Regulations promulgated thereunder, and other relevant provisions of the Code, as soon as administratively feasible after the end of the calendar quarter immediately following the applicable Employee Termination Date, Seller shall provide each New Purchaser Employee who is a participant in Seller's Profit Sharing Plan, the option to take a distribution of such employee's Profit Sharing Plan assets, which assets may then be (i) rolled over to an Individual Retirement Account, (ii) rolled over to another employer's tax-qualified retirement plan or (iii) distributed directly to such employee.

                     (iii) With respect to each New Purchaser Employee, Seller will transfer to Purchaser within fifteen (15) days after the end of the month during which the Employee Termination Date occurred with respect to such employee assets equal to the amount that the employee had contributed through salary reduction to the Seller's Health Care Reimbursement Program and/or the Seller's Dependent Care Reimbursement Program under the Seller's Code Section 125 Plan, from January 1, 1998 through the applicable Employee Termination Date, less any reimbursements paid to the employee for claims incurred in 1998 ("the Code Section 125 Transfer").

                               Upon Purchaser's receipt of the Code Section 125
Transfer, each New Purchaser Employee will immediately begin participating in a Health Care Reimbursement Program and/or Dependent Care Reimbursement Program maintained by Purchaser ("Purchaser Code Section 125 Plan") for the remainder of the 1998 calendar year, subject to the following conditions: (a) new Purchaser Employees are not permitted to change the amount they previously elected to contribute to their health and/or dependent care reimbursement accounts for the 1998 calendar year solely because of the Code Section 125 Transfer. Employees may change elections to the extent permitted by Purchaser and Code section 125 and the regulations thereunder; (b) each New Purchaser Employee will be credited with an opening account balance equal to such employee's current account balance in the Seller's Health Care Reimbursement Program and/or the Seller's Dependent Care Reimbursement Program; (c) Purchaser will deduct from each such employee's pay on a pre-tax basis the amount which the employee previously elected to contribute to the Seller's Health Care Reimbursement Program and/or the Seller's Dependent Care Reimbursement Program; (d) Purchaser will reimburse each such employee for unreimbursed, eligible dependent care expenses incurred during the 1998 calendar year, up to the amount actually credited to the employee's dependent care reimbursement account; (e) Purchaser will reimburse each such employee for unreimbursed, eligible health care expenses up to the full amount elected for contribution for the 1998 calendar year (less any reimbursements previously paid), even if the amount actually credited to the employee's health care reimbursement account does not cover the expense; (f) any amounts remaining in the health and dependent care reimbursement accounts under the Purchaser's Code Section 125 Plan after the grace period for submitting claims for the 1998 calendar year will revert to Purchaser; and (g) Seller shall be responsible for health care and/or dependent care claims submitted by New Purchaser Employees on or before the Employee Termination Date. Purchaser shall be responsible for any health care and/or depending care claims submitted after the Employee Termination Date, including those claims for expenses that may have been incurred prior to the Employee Termination Date but for which no claim has been submitted.

                     (iv) Seller shall be responsible for any liability for claims filed with respect to any Employee eligible for coverage, reimbursement and/or benefits under the terms of any Employee Plan maintained by Seller, provided such liability (A) accrued or became payable during the period of such person's employment or service with Seller, (B) accrued or became payable as a result of such person's employment or service with Seller, or (C) arose out of the termination of such person's employment with Seller. This provision shall not apply to liability for claims with respect to amounts transferred under the Code Section 125 Transfer.

                     (v) Seller shall be responsible for any liability for all accrued benefits with respect to any former or current Employee who, as a result of their employment or service with Seller, was a participant in any Employee Plan maintained by Seller. This provision shall not apply to liability for accrued benefits with respect to amounts transferred under the Code Section 125 Transfer. Seller shall treat all New Purchaser Employees as having completed the 1998 Fiscal Year as an employee for purposes of determining eligibility for employer fixed contributions under the Seller's Profit Sharing Plan.

                     (vi) Seller shall be responsible for making all payments to New Purchaser Employees pursuant to commission or incentive programs or plans for periods ending on or before May 31, 1998. For each New Purchaser Employee who was eligible for payments from Seller pursuant to a commission or incentive programs or plans for the fiscal quarter or the fiscal year ended June 30, 1998, Purchaser shall make such payments on or before July 31, 1998. With respect to any such bonuses or commissions based up revenues from such fiscal quarter or fiscal year, Seller shall promptly reimburse Purchaser for the amount of such payments based upon revenue recognized by Seller during the relevant period, and Purchaser shall be responsible for the amount of such payments based upon revenue recognized by Purchaser during the relevant period. With respect to any discretionary bonuses, Seller and Purchaser shall cooperate to pay such bonuses in accordance with Seller's past practices, and Seller shall promptly reimburse Purchaser for its proportionate share of such bonuses based upon the time during the relevant period that each employee was employed by Seller. With respect to any such reimbursements to be paid by Seller to Purchaser, Seller shall have the right to offset against such reimbursement the amount of draws advanced by Seller to any New Purchaser Employee for the relevant period in excess of what Seller is responsible for with respect to such employee as determined hereunder.

                (e) No Solicitation or Hiring of Former Employees. (i) Seller acknowledges that the value of the Acquisition to Purchaser is dependent in large part upon the hiring of the

Employees and the retention of the know how related to the ongoing Business which is strictly in the possession of such persons. Accordingly, Seller agrees that, for a period of two (2) years after the Closing Date (the "Non-Solicitation Period"), it shall not, and shall cause its subsidiaries and Affiliates not to, without first obtaining the written consent of Purchaser, which consent may be withheld for any reason, hire or attempt to hire, directly or indirectly, solicit or attempt to solicit any Employee or any other person who is employed by Purchaser or its subsidiaries or Affiliates to leave his or her employer or to become an employee of Seller or any of its subsidiaries or Affiliates.

                     (ii) Purchaser acknowledges that Seller has provided Purchaser with access to certain of its employees and retention of such employees (other than the Employees) by Seller as a material component of the Acquisition. Accordingly, except as contemplated by this Agreement, Purchaser agrees that, during the Non-Solicitation Period, it shall not, and shall cause its subsidiaries and Affiliates not to, without first obtaining the written consent of Seller, which consent may be withheld for any reason, hire or attempt to hire, directly or indirectly, solicit or attempt to solicit any person who is employed by Seller or its subsidiaries or Affiliates to leave his or her employer or to become an employee of Purchaser or any of its subsidiaries or Affiliates.

                     (iii) In the event a New Purchaser Employee commences employment with Seller, or an employee of Seller (other than a New Purchaser Employee) commences employment with Purchaser during the Non-Solicitation Period, the Seller or Purchaser, as the case may be, shall pay the other party an amount equal to two (2) times such person's annual salary. The parties acknowledge and agree respectively, that (x) the damages to either party in the event that any employee of such party leaves his or her employment and thereafter commences employment or engagement with the other party during the nonsolicitation period would be difficult to measure accurately, (y) the payment set forth in the immediately preceding sentence will constitute liquidated damages in such event and (z) such payments set forth in the immediate preceding sentence are not excessive or punitive and are in no way intended as penalty.

                (f) No Rights Conferred Upon Employees. Nothing in this Agreement shall confer any rights or remedies on any Employee (including without limitation any New Purchaser Employee) and no person (including without limitation any New Purchaser Employee) shall be a person's beneficiary with respect to any provision in this Agreement.

         10.2.  New Purchaser Consultants.

                (a) Seller shall be solely responsible for and obligated to pay, and shall indemnify and hold Purchaser and any Affiliates thereof harmless from, any and all liabilities with respect to New Purchaser Consultants for (A) payment for services which were supplied to Seller by such persons on or prior to the Closing Date, (B) filing all tax returns required with respect to such services, and (C) withholding or employment Taxes or benefits under any Employee Plan which accrue or become payable with respect to such services as a result of a determination by an appropriate Government Entity that such individual is Seller's employee under applicable law.

                (b) Purchaser shall be solely responsible for and obligated to pay, and shall indemnify and hold Seller and any Affiliates thereof harmless from, any and all liabilities with respect to independent contractors or other individuals provided by third parties whom Purchaser or any Affiliate thereof engages to supply services for (A) payment for services which are provided to Purchaser or any Affiliate thereof by such persons after the Closing Date, (B) filing all tax returns required with respect to such services, and (C) withholding or employment Taxes or benefits under any of Purchaser's Employee Plans which accrue or become payable with respect to such services as a result of a determination by an appropriate Government Entity that such individual is Purchaser's employee under applicable Law.

         10.3. Affiliate and Third Party Distributor Agreements. Pursuant to the terms of the Transition Distribution Agreement, Seller shall use reasonable commercial efforts to take such actions as are necessary to effectuate the removal of all Affiliate Distributor Agreements and Third Party Distributor Agreements from the list of Permitted Encumbrances.

         10.4. Obtaining Necessary Consents for Assignment of the Assumed Contracts. After the Closing Date, Seller shall use reasonable commercial efforts to obtain any and all consents necessary for the effective assignment to and assumption by Purchaser of the Assumed Contracts. All such consents shall be in writing in a form reasonably acceptable to counsel to Purchaser and executed counterparts thereof shall be delivered promptly to Purchaser. Seller shall not agree to any modification of any Assumed Contract in the course of obtaining any such consent, where such modification would materially [or] adversely effect Purchaser's ability to continue the Business as heretofore conducted. To the extent permitted by applicable law, until such consents are obtained by Seller, such Assumed Contracts shall be held, as and from the Closing Date, by Seller in trust for Purchaser and the covenants and obligations thereunder (related to the Assets or Amended Liabilities) shall be performed by Purchaser in Seller's name and all benefits and obligations existing thereunder (related to the Assets or Assumed Liabilities) shall be for Purchaser's account (provided, however, that such performance by Purchaser shall be contingent on the passing of all such benefits of such Assumed Contracts to Purchaser). Seller shall take or cause to be taken such actions in its name or otherwise as Purchaser may reasonably request so as to provide Purchaser with the benefits of the Assumed Contracts (as they relate to the Assets) and to effect collection of money or other consideration to become due and payable under the Assumed Contracts, and Seller shall promptly pay over to Purchaser all money or other consideration received by it in respect to all Assumed Contracts (as they relate to the Assets). As of and from the Closing Date, Seller authorizes Purchaser, to the extent permitted by applicable law and the terms of the Assumed Contracts, at Purchaser's expense, to perform all the obligations and receive all the benefits of Seller under the Assumed Contracts (as they relate to the Assets or the Assumed Liabilities) and appoints Purchaser its attorney-in-fact to act in its name and on its behalf with respect thereto.

         10.5.  Covenant Not to Compete.

                (a) For a period of five (5) years from the Closing Date, Seller covenants and agrees that it will not engage in the business of developing, marketing, selling or supporting (i) merchandise planning software products to customers in the retail or consumer packaged goods industries or
(ii) AIM star schema data structure specifically designed for merchandise planning; provided, however, that Purchaser agrees that Seller may sell or license its other products without such restriction.

                (b) For a period of two (2) years from the Closing Date, Seller covenants and agrees that it will not directly or indirectly enter into any relationship, including without limitation any relationship involving the transfer, sale, license, assignment or other transaction involving, non-retail components of AIM or Comshare Decision (or other software products similar to Performance Analysis) with any Competitor Retail Software Vendor, unless and until, with respect to a given entity, such entity becomes an Affiliate of a third party entity (as a result of merger, acquisition or otherwise) that itself is not a Competitor Retail Software Vendor. To the full extent of its legal right to do so, Seller shall require its Affiliates to comply with the foregoing provisions.

                (c) To the fullest extent allowed under applicable law, the restrictions set forth in this Section 10.5 shall be effective within all cities, counties and states of the United States, and all other countries in which Seller has engaged in licensing or sales activities or otherwise conducted business or selling or licensing efforts during the two (2) year period ending on the Closing Date.

                (d) Nothing contained in this Section 10.5 shall prohibit Seller from owning up to one percent (1%) of the outstanding shares of any class of equity securities of a corporation engaged in any such prohibited activity whose securities are listed on a national securities exchange or quoted daily in the over-the-counter listings of The Wall Street Journal.

                (e) Seller agrees that the terms and time period provided for, and the geographical area encompassed by, the covenants contained in this
Section 10.5 are necessary and reasonable in order to protect Purchaser in the conduct of the Business and the utilization of the Assets, tangible and intangible, including the goodwill of Seller relating to the Business, acquired pursuant to this Agreement.

                (f) If any court having jurisdiction at any time hereafter shall hold any provision or clause of this Section 10.5 to be unreasonable as to its scope, territory or term, and if such court in its judgment or decree shall declare or determine that scope, territory or term which such court deems to be reasonable, then such scope, territory or term, as the case may be, shall be deemed automatically to have been reduced or modified to conform to that declared or determined by such court to be reasonable.

                (g) It is expressly agreed that monetary damages would be inadequate to compensate Purchaser for any breach by Seller of Seller's covenants as set forth in this Section 10.5 and, accordingly, that in the event of any breach or threatened breach by Seller of any such covenant, Purchaser will be entitled to seek and obtain preliminary and permanent injunctive relief in any court of competent jurisdiction, in addition to any other remedies at law or in equity to which Purchaser may be entitled.

         10.6. Access to Business Records. From and after the Closing Date, Purchaser shall use ordinary care to maintain the Business Records acquired by it pursuant hereto and, damage by fire or other casualty or accident excepted, shall not for a period of six (6) years after the Closing Date destroy or dispose of any such Business Records unless it shall first have notified Seller of its intention to do so and shall have afforded Seller an opportunity to take possession thereof. Seller shall have the right to retain an archive copy of the Business Records. Similarly, from and after the Closing Date, Seller shall use ordinary care to maintain Seller's copy of the Business Records are of any records relating to the Business not transferred to Purchaser and, damage by fire or other casualty or accident excepted, shall not for a period of six (6) years after the Closing Date destroy or dispose of any such records unless it shall first have notified Purchaser of its intention to do so and shall have afforded Purchaser an opportunity to take possession thereof. From and after the Closing Date, each party shall afford the other access to all preclosing Business Records and other information acquired or retained by it pursuant hereto, including data processing information, upon reasonable notice during ordinary business hours for all reasonable business purposes, and each party shall permit the other party to make copies of any such records and retain possession of such copies. Each of Purchaser and Seller shall use reasonable care to maintain the confidentiality of the Business Records in the possession of such party pursuant to the terms and subject to the conditions set forth in the Confidentiality Agreement.

         10.7.  Confidentiality.

                (a) Definition. As used in this Agreement, the term "Confidential Information" shall mean any trade secrets and other confidential or proprietary business, technical, personnel or financial information, in written, graphic, oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, customer names, business or marketing plans, studies, analysis, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes. Any information which is not readily available to the public shall be considered to be a trade secret and confidential and proprietary, even if it is not specifically marked as such, unless the disclosing party ("Disclosing Party") advises the other party ("Recipient") otherwise in writing.

                (b) Non-Disclosure Obligation. Each Party shall treat as confidential all Confidential Information of the Disclosing Party and shall not disclose any such Confidential Information conveyed to the Recipient from any source prior to the Closing. It is expressly understood and agreed that any such Confidential Information conveyed to Recipient is intended for the Recipient's internal use only to perform Recipient's obligations hereunder, and shall be protected by the Recipient with the same diligence, care, and precaution (but in no event less than reasonable care) that the Recipient uses to protect its own Confidential Information. Both parties agree not to disclose the specific contents or provisions of this Agreement without the prior express written consent of the other party, except as required under applicable law or stock exchange requirements. Either party may disclose Confidential Information of the other party to third parties provided that: (i) the disclosure of such Confidential Information is pursuant and necessary to the performance of the Recipient's obligations under this Agreement, and (ii) such third party agrees to be bound by the provisions of this Section 10.7.

                (c) Exceptions to Confidentiality Obligation. No party shall have any obligation with respect to disclosure and use of information to the extent such information:

                     (i) Is or becomes generally available to the public other than as a consequence of a breach of an obligation of confidentiality by the Recipient;

                     (ii)     Is made public by the Disclosing Party;

                     (iii)    Is independently developed by Recipient;

                     (iv) Is received from a third party independent of either party without breaching an obligation of confidentiality; or

                     (v)      Is required to be disclosed by operation of law.

                (d) Injunctive Relief. Both parties agree that it would be extremely difficult to measure the amount of damages to the other party from a breach or a threatened breach of any covenant contained in this Section 10.7, and that money damages would be an inadequate remedy, and that in such event the damaged party shall be entitled to temporary and permanent injunctive relief to restrain the other party from such breach or threatened breach. In the event that any covenant made in this Section 10.7 shall be more restrictive than permitted by applicable law, it shall be limited to the extent which it is permitted. Nothing in this Section 10.7 shall be construed as preventing either party from pursuing any and all remedies available for a breach or threatened breach of a covenant made in this Section 10.7, including the recovery of monetary damages from the other party (and/or its employees).

                (e) Ownership of Confidential Information. Except as otherwise provided for in this Agreement, Recipient agrees that all Confidential Information acquired by Recipient's personnel, by Recipient or its employees, subcontractors or agents hereunder shall be and shall remain the Disclosing Party's exclusive property

         10.8. Tax Liability and Tax Returns. Seller shall pay all Taxes arising from or relating to the transactions contemplated in this Agreement, including but not limited to any sales, use, GST, VAT or other similar Tax. The Seller will be responsible for the preparation and filing of all Tax Returns for Taxes accrued for any period ending on or before the Closing Date. The Seller will make all payments required with respect to any such Tax Return; provided, however, that Purchaser will reimburse Seller concurrently therewith to the extent any payment the Seller is making relates to the Taxes accrued for any period commencing after the Closing Date. The Purchaser will be responsible for the preparation and filing of all Tax Returns for Taxes accruing after the Closing Date. The Purchaser will make all payments required with respect to any such Tax Return; provided, however, that Seller will reimburse Purchaser concurrently therewith to the extent any payment the Purchaser is making relates to the Taxes accrued for any period ending on or before the Closing Date.

         10.9. French Legal Requirements. The parties shall undertake all steps necessary to implement the terms and conditions of this Agreement in compliance with French Laws and Decrees and to observe all legal requirements thereunder, including but not limited to causing their respective French Affiliates to execute such agreements and transfer documents as required by, and in such form as complies with, French Laws and Decrees.

         10.10. Source Code. After the Closing Date, Seller shall cooperate with Purchaser and use reasonable commercial efforts to locate all copies of the Source Code for each of the Products and prepare a definitive list setting forth the location and the Person who is in possession of each such copy. The parties agree to place a copy of the Source Code for each of the Products with an independent third party to be held in escrow indefinitely. The selection of such third party will be subject to the approval of each party, which approval shall not be unreasonably withheld. Seller shall be responsible for all costs and expenses related to such Source Code escrow.

         10.11. Communications Plan; Press Release. Purchaser and Seller shall use their respective reasonable commercial efforts to carry out the communications plan as agreed to between the parties as of the date of this Agreement with respect to communications to their respective customers, suppliers, employees, investors and strategic partners concerning the transactions contemplated hereby. Upon the Closing, Purchaser and Seller shall issue separate press releases concerning the Acquisition, which press releases shall be approved as to form and content by each party, which approvals shall not be unreasonably withheld.

         10.12. Transition Services. From and after the Closing Date, Seller shall provide Purchaser with transition services and facilities in accordance with the terms of the Transition Services and Facilities Agreement.

         10.13. Further Assurances of Seller. Seller shall at any time or from time to time after the Closing Date, at the request of Purchaser and without further consideration, execute and deliver to Purchaser such instruments of transfer, conveyance and assignment in addition to those delivered pursuant to Sections 2.1 and 9.3 hereof, provide such material and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to assign, transfer, convey and vest title in Purchaser, and to put Purchaser in possession and operating control of, the Assets, and to assist Purchaser in exercising all rights with respect thereto, including but not limited to obtaining any and all required consents of third parties which Seller has not obtained as of the Closing Date and taking all necessary action to register the copyrights in and to all of the Products.

         10.14. Further Assurances of Purchaser. Purchaser shall, from time to time at the request of Seller, and without further consideration, execute and deliver such instruments of assumption, and take such other action, as may be reasonably necessary to effectively confirm the assumption by Purchaser of the Assumed Liabilities.

         10.15. Deferred Revenue.

                (a) Seller will pay Purchaser the cash collected by Seller related to Deferred Revenue less (i) related royalties payable by Purchaser to Seller under any Ancillary Agreement and (ii) related agency finders fees under existing Third Party Distribution Agreements. Payment for cash amounts collected on or before Closing shall be made within fifteen (15) days after the Closing Date, and payment for cash amounts collected after the Closing shall be made within fifteen (15) days after the end of the month in which the cash was collected and may be offset against payments owed by Purchaser under the Transition Services and Facilities Agreement.

                (b) Purchaser will pay Seller the cash collected by Purchaser related to (i) Accounts Receivable (other than those listed on Schedule 1.21) and (ii) revenue recognized by Seller but unbilled as of the Closing Date related to the transactions listed on Schedule 10.15. Payment will be made within fifteen (15) days after the end of the month in which the cash was collected.

                (c) Seller will continue its collection efforts related to Accounts Receivable for Deferred Revenue through July 31, 1998. At Seller's request, Purchaser will cease providing maintenance to any customer that has an outstanding Account Receivable as of that date. If Purchaser subsequently reinstates maintenance for such customer within twelve (12) months of the Closing Date and collects amounts due for past maintenance service provided by Seller, Purchaser will pay Seller for Seller's pro-rata share of the maintenance revenue for the period prior to the Closing Date. Nothing in the forgoing will prohibit Purchaser from reinstating maintenance service for a previously delinquent customer or from providing maintenance pursuant to a valid written agreement to any previously delinquent customer. Purchaser will use reasonable commercial efforts to collect past due fees from customers and to charge previously delinquent customers a reinstatement fee to reinstate maintenance in order to collect past due amounts on behalf of Seller.

                (d) Each party shall make available to the other party the records reasonably necessary to enable that party to verify the accuracy of the payments made under this section.

         10.16. Additional Covenants of Purchaser. After the Closing, Purchaser shall use reasonable commercial efforts to do the following:

                (a) Complete consulting and implementation services obligations and work in process under any Assumed Contract as of the Closing Date;

                (b)  Commercially released Arthur Assortment Planning;

                (c) Take the actions necessary to ensure that the Current Version and future versions of the Products are Year 2000 Compliant; and

                (d)  Take the actions described in Section 2.4(c)(ii).

                (e) Upon receipt of thirty (30) day written notice from Seller, provide an account of revenues generated from sales of Assortment Planning to Seller; provided, however, that such obligation shall not extend for sales beyond June 30, 1999.

         10.17. Additional Covenants of Seller. After the Closing, Seller shall:

                (a) Within ninety (90) days after Closing, deliver to Purchaser true, correct and complete copies of any and all Customer License Agreements not delivered to Purchaser on or before the Closing; and

                (b) Receive and hold in trust for Purchaser any Assets received by or remaining in the possession of Seller after the Closing, including without limitation, any amounts of money or other consideration received by Seller from end users of the Products under the Assumed Contracts, which amounts Seller shall pay over and deliver to Purchaser promptly upon receipt thereof.


                                   ARTICLE XI

                            TERMINATION OF AGREEMENT

         11.1. Mutual Consent. This Agreement may be terminated at any time before the Closing Date, by the mutual written consent of Purchaser and Seller, approved by their respective boards of directors.

         11.2. Termination by Purchaser. This Agreement may be terminated at any time before the Closing Date by Purchaser upon written notice to Seller, specifying the basis for such termination, if (a) Seller shall have breached in any material respect any of its respective covenants or agreements contained in this Agreement, (b) any representation or warranty of Seller contained in this Agreement or in any certificate, schedule or exhibit delivered by Seller pursuant to this Agreement shall have become materially inaccurate or (c) the Closing shall not have occurred on or before June 30, 1998 because a condition to Purchaser's obligations to close set forth in Section 9.1 or 9.3 of this Agreement shall not have been fulfilled; provided, however, that Purchaser's action or failure to act has not been a principal cause of or resulted in the failure of such condition and such action or failure to act by Purchaser constitutes a breach of this Agreement.

         11.3. Termination by Seller. This Agreement may be terminated at any time before the Closing Date by Seller upon written notice to Purchaser, specifying the basis for such termination, if (a) Purchaser shall have breached in any material respect any of its covenants or agreements contained in this Agreement, (b) any representation or warranty of Purchaser contained in this Agreement or in any certificate, schedule or exhibit delivered by Purchaser pursuant to this Agreement shall have become materially inaccurate, or (c) the Closing shall not have occurred on or before June 30, 1998 because a condition to Seller's obligations to close set forth in Section 9.1 or 9.2 of this Agreement shall not have been fulfilled; provided, however, that Seller's action or failure to act has not been a principal cause of or resulted in the failure of such condition and such action or failure to act by Seller constitutes a breach of this Agreement.

         11.4. Termination for Other Reasons. This Agreement may be terminated at any time before the Closing Date by either Purchaser or Seller if a court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling, or taken any other action, or failed to grant its consent, having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, and all appeals with respect to such order or action have been exhausted or the time for appeal of such order, decree, ruling, action or consent shall have expired; provided, however, that the right to terminate this Agreement under this Section 11.4 shall not be available to any party hereto which has not complied with its obligations under Section 8.3 hereof.

         11.5. Notice of Termination; Effect of Termination. Any termination of this Agreement pursuant to Section 11.1 or Section 11.4 above will be effective immediately upon the delivery of written notice by the terminating party to the other party to this Agreement in accordance with Section 13.11 of this Agreement. Any termination of this Agreement pursuant to Section 11.2 or Section
11.3 above will be effective upon the date (the "Date") five (5) days after the delivery of written notice by the terminating party to the other parties to this Agreement in accordance with Section 13.11 of this Agreement, unless prior to the Date such material breach of a covenant or agreement made by the nonterminating party, such inaccuracy of a representation or warranty made by the nonterminating party and/or such failure of a condition to the terminating party's obligations to close has been cured. In the event of the termination of this Agreement pursuant to Section 11.1 through Section 11.4 of this Agreement, this Agreement shall be of no further force or effect, and no party to this Agreement shall have any liability to any other party with respect to this Agreement; provided, however, that (a) this Section 11.5, Section 11.6 and
ARTICLE XIII (General) shall survive the termination of this Agreement, (b) such termination of this Agreement shall not affect the respective obligations of the parties set forth in the Confidentiality Agreement, all of which obligations shall survive the termination of this Agreement in accordance with the terms and conditions set forth in the Confidentiality Agreement and (c) no party to this Agreement shall be relieved from liability for any material and willful (i) inaccuracy of any representation and warranty made by such party in this Agreement or in any certificate, schedule or exhibit delivered pursuant to this Agreement or (ii) breach of any covenant or agreement made by such party set forth in this Agreement. Nothing herein shall be deemed to require any party to terminate this Agreement rather than to proceed with the Closing if a condition precedent to the obligations of such party to close has not been fulfilled.

         11.6. Fees and Expenses. Each party to this Agreement shall pay amounts payable in respect of legal, accounting and financial advisory services provided by outside advisors and other out-of-pocket expenses incurred incident to the negotiation, preparation and carrying out of this Agreement, the Escrow Fund Agreement, the Ancillary Agreements and the transactions contemplated herein and therein (with respect to each party, "Expenses") whether or not the transactions contemplated in this Agreement are consummated. Notwithstanding the foregoing, Purchaser shall pay all fees and expenses due or payable or to be payable to Arthur Andersen LLP in connection with the audit and preparation and delivery of the Financial Statements. If this Agreement is terminated pursuant to Section XI of this Agreement, then each party to this Agreement shall pay its own Expenses.


                                   ARTICLE XII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         12.1. Survival of Representations and Warranties. The representations and warranties made by Seller and Purchaser herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall in no manner be limited by any investigation of the subject matter thereof made by or on behalf of either party or by the waiver or satisfaction of any condition to closing and shall survive the Closing and continue in full force and effect for a period of:

                (a)  The longer of (i) one (1) year from the Closing Date or
(ii) the period from the Closing Date until thirty (30) days after the expiration of the applicable statutes of limitation, in the case of the representations and warranties in Sections 4.5 and 4.10 and all other representations and warranties in Article IV to the extent that they relate to title or free and clear ownership of the Assets or to Tax Matters; and

                (b) Two (2) years from the Closing Date in the case of representations and warranties that are not specified in sub-paragraph (a) above; provided, however, that the representations and warranties set forth in Sections 4.1, 4.3, 5.1 and 5.2 of this Agreement shall survive for an unlimited period of time.

         The obligations of Seller to indemnify members of the Purchaser Group (as defined below) for any Indemnifiable Losses is subject to the condition that Seller shall have received an Indemnification Claim for all Indemnifiable Losses for which indemnity is sought on or before the expiration date for the applicable representation or warranty set forth in Section 12.1(a) or (b). The obligation of Purchaser to indemnify members of the Seller Group for Seller Losses is subject to the condition that Purchaser shall have received an Indemnification Claim for all Seller Losses for which indemnity is sought on or before the expiration date for the applicable representation set forth in
Section 12.1(a) or (b).

         12.2.  Indemnification by Seller.

                (a)  Matters Other Than Intellectual Property Infringement.

                     Subject to the terms and conditions of this ARTICLE XII, Seller agrees to indemnify, defend and hold harmless Purchaser, its stockholders, officers, directors, employees and attorneys, all subsidiaries and affiliates of Purchaser, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Purchaser Group") from, against, for and in respect of any and all Losses asserted against, relating to, imposed upon or incurred by Purchaser and/or any other member of the Purchaser Group by reason of, resulting from, based upon or arising out of any of the following (collectively, "Indemnifiable Losses"):

                     (i) the breach, inaccuracy, untruth or incompleteness of any representation or warranty of Seller contained in or made pursuant to this Agreement or any certificate or Schedule delivered by Seller in connection herewith;

                     (ii) the breach or nonperformance of any covenant or agreement of Seller contained in or made pursuant to this Agreement, the Escrow Fund Agreement, or any of the Ancillary Agreements except for the Value-Added Reseller Agreement.

                     (iii)    any Excluded Liability; or

                     (iv)     any breach by Seller of this ARTICLE XII;

provided, however, that in the event a Loss shall be covered by both Section 12.2(a) and 12.2(b), the provisions of Section 12.2(b) shall control.

                (b)  Indemnification for Intellectual Property Infringement.

                     (i) Seller agrees to indemnify, defend and hold harmless Purchaser Group from, against, for and in respect of any and all Losses asserted against, relating to, imposed upon or incurred by Purchaser and/or any other member of the Purchaser Group by reason of, resulting from, based upon or arising out any of the following ("Infringement Losses"): any claim (an "Infringement Claim") that a Product developed by (A) Purchaser subsequent to the Closing Date infringes the intellectual property rights (including, without limitation, patents, copyrights, trade secrets, software, technology, know-how or processes) of any third party, to the extent that such infringement is attributable to Seller Intellectual Property, or (B) Seller prior to the Closing Date infringes or misappropriates the intellectual property rights (including, without limitation, patents, copyrights, trade secrets, software, technology, know-how or processes) of any third party; provided, however, that Seller shall not so indemnify, defend and hold harmless Purchaser from and against Losses resulting from trademark infringement.

                     (ii) Seller shall not be required to indemnify the Purchaser Group with respect to (A) the use of the Intellectual Property by Purchaser with one or more products or services not provided by Seller to the extent that there would have been no infringement absent the use of such other product or service, (B) infringement claims arising from modifications to a Product made by Purchaser, or (C) use of a Product in ways other than as designed or marketed by Seller prior to the Closing Date.

                     (iii) The indemnities set forth in Section 12.2(b)(i) will be subject to the following conditions and limitations:

                              (A)  All demands by Purchaser for defense and
indemnification by Seller shall be made within the applicable statute of limitations; and

                              (B)  If Seller has provided Purchaser notice of an
actual or probable Infringement Claim, Purchaser shall, at Seller's request and expense, make such modifications to the Products as may be required to avoid the infringement; provided, however, that the specific steps to be taken and the corresponding time frames shall be determined through good faith negotiation and mutual agreement.

                (c)  (i)      Seller shall not be required to indemnify
Purchaser and/or any other member of the Purchaser Group for any Indemnifiable Losses under Section 12.2(a) or Infringement Losses under Section 12.2(b) until the aggregate amount of all such Indemnifiable Losses and Infringement Losses shall exceed Two Hundred Fifty Thousand Dollars ($250,000) (the "Floor"); provided, however, that if the aggregate amount of Indemnifiable Losses and Infringement Losses shall exceed the Floor, Seller shall indemnify Purchaser only for Indemnifiable Losses and Infringement Losses in excess of the Floor, subject to the further limitations set forth in this ARTICLE XII. In no event shall the aggregate liability for all Indemnifiable Losses and Infringement Losses exceed Five Million Dollars ($5,000,000).

                     (ii) The provisions of Sections 12.2(c)(i) above shall not limit, in any manner, Seller's obligation to indemnify members of the Purchaser Group for any breach of any covenant or agreement of Seller to be performed by Seller following the Closing Date, including but not limited to, Seller's obligation to perform and discharge all Excluded Liabilities and Seller's obligations arising out of the Covenant Not to Compete, the Escrow Fund Agreement or the Ancillary Agreements.

                     (iii) Purchaser and its Affiliates hereby acknowledge and agree that, from and after the Closing, their sole remedy with respect to any and all Indemnification Losses and Infringement Losses, respectively, shall be pursuant to the indemnification provisions set forth in this Article XII. In furtherance of the foregoing, Purchaser and its Affiliates hereby waive, from and after the Closing, to the fullest extent permitted by law, any and all other rights, claims and causes of action they may have against Seller or its Affiliates relating to any misrepresentation in or breach of any representation or warranty or nonfulfillment of any covenant, agreement or other obligation as described in Section 12.2; provided, however, that nothing contained in this
Article XII shall limit, in any manner, any remedy at law or in equity which Purchaser or any of its Affiliates shall be entitled against Seller under
Section 10.7(d) or as a result of willful fraud or intentional misrepresentation by Seller.

         12.3.  Indemnification by Purchaser and Parent.

                (a) Subject to the terms and conditions of this ARTICLE XII, Purchaser and Parent, jointly and severally agree to indemnify, defend and hold harmless Seller, its stockholders, officers, directors, employees and attorneys, all subsidiaries and affiliates of Seller, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Seller Group") from, against, for and in respect of any and all Losses asserted against, relating to, imposed upon or incurred by Seller and/or any other member of the Seller Group by reason of, resulting from, based upon or arising out of any of the following (collectively, "Seller Losses"):

                     (i) the breach, inaccuracy, untruth or incompleteness of any representation or warranty of Purchaser or Parent contained in or made pursuant to this Agreement or any certificate or Schedule delivered by Purchaser or Parent in connection herewith;

                     (ii) the breach or nonperformance of any covenant or agreement of Purchaser or Parent contained in or made in pursuant to this Agreement, the Escrow Fund Agreement or the Ancillary Agreements except the Value-Added Reseller Agreement;

                     (iii)    any Assumed Liability, or

                     (iv) any and all Losses imposed upon or incurred by Seller arising out Purchaser's or Parent's infringing conduct relating to the Products subsequent to the Closing Date; provided that Purchaser and Parent will not be obligated to indemnify Seller under this Section for any liability arising from Seller's misconduct.

                (b) Purchaser shall not be required to indemnify Seller and/or any other member of the Seller Group for any Seller Losses until the aggregate amount of all Seller Losses under all individual Indemnification Claims shall exceed Two Hundred Fifty Thousand Dollars ($250,000) (the "Floor"); provided, however, that if the aggregate amount of all Indemnification Losses in respect of such Indemnification Claims shall exceed the Floor, then Purchaser shall indemnify Seller only for Seller Losses in respect of such Indemnification Claims in excess of the Floor, subject to the further limitations set forth in this Article XII. In no event shall the aggregate liability for all Seller Losses exceed Five Million Dollars ($5,000,000).

                (c) The provisions of Section 12.3(b) above shall not limit, in any manner, Purchaser's obligation to indemnify members of the Seller Group for any breach of any covenant or agreement of Purchaser to be performed by Purchaser following the Closing, including, without limitation, Purchaser's obligation to perform and discharge all Assumed Liabilities, and to perform Purchaser's obligations arising under the Escrow Fund Agreement and the Ancillary Agreements.

                (d) Seller and the Affiliates hereby acknowledge and agree that, from and after the Closing, their sole remedy with respect to any and all Seller Losses shall be pursuant to the indemnification provisions set forth in this Article XII. In furtherance of the foregoing, Seller and its Affiliates hereby waive, from and after the Closing, to the fullest extent permitted by law, any and all other rights, claims and causes of action they may have against Purchaser or its Affiliates relating to any misrepresentation in or breach of any representation or warranty or nonfulfillment of any covenant, agreement or other obligations described in Section 12.2; provided, however, that nothing contained in this Article XII shall, limit, in any manner, any remedy at law or in equity which Seller or any of its Affiliates shall be entitled against Purchaser under Section 10.7(d) or as a result of willful fraud or intentional misrepresentation by Purchaser.

         12.4.  Procedures for Indemnification.

                (a) As used in this ARTICLE XII, the term "Indemnitor" means the party against whom indemnification hereunder is sought, and the term "Indemnitee" means the party seeking indemnification hereunder.

                (b) A claim for indemnification hereunder (an "Indemnification Claim," including for these provisions, an Infringement Claim) shall be made by Indemnitee by delivery of a written notice to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought in reasonable detail (and shall attach relevant documentation related to the Indemnification Claim), the amount of the asserted Indemnifiable Losses or Seller Losses, as the case may be, and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

                (c) If the Indemnification Claim involves a Third Party Claim, then the procedures set forth in Section 12.5 hereof shall be observed by Indemnitee and Indemnitor.

                (d) If the Indemnification Claim involves a matter other than a Third Party Claim (as defined below), Indemnitor shall have thirty (30) days to object to such Indemnification

Claim by delivery of a written notice of such objection to Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by Indemnitor, and the Indemnification Claim shall thereafter be paid by Indemnitor in accordance with Section 12.4(e) hereof. If an objection is timely delivered by Indemnitor and the dispute is not resolved within twenty (20) business days from the delivery of such objection (the "Negotiation Period"), such dispute shall be resolved by arbitration in accordance with the provisions of Section
13.10 hereof.

                (e) Upon determination of the amount of an Indemnification Claim, whether by (i) an agreement between Indemnitor and Indemnitee, (ii) an arbitration award or (iii) a final judgment (after expiration of all periods for appeal of such judgment) or other final nonappealable order, Indemnitor shall pay the amount of such Indemnification Claim by check or wire transfer within ten (10) days of the date such amount is determined.

         12.5. Defense of Third Party Claims. Should any claim be made, or suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) be instituted against Indemnitee which, if prosecuted successfully, would be a matter for which Indemnitee is entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

                (a) Indemnitee shall give Indemnitor written notice of any such claim promptly after receipt by Indemnitee of notice thereof. Any delay in giving notice hereunder which does not materially prejudice Indemnitor, shall not affect Indemnitee's rights to Indemnification hereunder. Indemnitor may, at its option, (i) undertake control of the defense thereof by counsel of its own choosing reasonably acceptable to Indemnitee or (ii) decline to assume control of but participate in the defense thereof provided that such participation by Indemnitee shall be at its own expense. Indemnitee may participate in the defense through its own counsel at its own expense. The assumption of the defense of any Third Party Claim by Indemnitor shall not be an acknowledgment by Indemnitor that such Third Party Claim is subject to indemnification under the provisions of this ARTICLE XII and that such provisions are binding on Indemnitor. If, however, Indemnitor fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been delivered to Indemnitor by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 12.6, settlement of such Third Party Claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such Third Party Claim, make an Indemnification Claim as specified in Section 12.4(b) which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein. Failure of Indemnitee to furnish written notice to Indemnitor of a Third Party Claim shall not release Indemnitor from Indemnitor's obligations hereunder, except to the extent Indemnitor is prejudiced by such failure.

                (b) Indemnitee and Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably

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

necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

         12.6. Settlement of Third Party Claims. Unless Indemnitor has failed to fulfill its obligations under this ARTICLE XII, no settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of Indemnitor, which consent shall not be unreasonably withheld or delayed. If Indemnitor has assumed the defense of a Third Party Claim as contemplated by Section 12.4(a), no settlement of such Third Party Claim may be made by Indemnitor without the prior written consent by or on behalf of Indemnitee, which consent shall not be unreasonably withheld or delayed. In the event of any dispute regarding the reasonableness of a proposed settlement, the party that will bear the larger financial loss resulting from such settlement shall make the final determination in respect thereto, which determination shall be final and binding on all involved parties.

         12.7. Escrow Fund. On the Closing Date, the Escrow Fund shall be deposited by Purchaser with Harris Bank as escrow agent (the "Escrow Agent"), and the Escrow Fund shall be governed by and administered according to the terms and conditions of this Agreement and the Escrow Fund Agreement. Each of Purchaser and Seller acknowledges and agrees that the Escrow Fund is not Purchaser's sole and exclusive remedy or source of satisfaction for Seller's indemnification obligations pursuant to this ARTICLE XII.

         12.8. Escrow Period. The period commencing on the Closing Date and ending on the second anniversary of the Closing Date shall be referred to as the "Escrow Period."


                                  ARTICLE XIII

                                     GENERAL

         13.1. Governing Law. It is the intention of the parties hereto that the laws of the State of Arizona (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

         13.2. Assignment; Binding upon Successors and Assigns. Neither of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Purchaser may assign its rights under this Agreement (a) to any majority-owned subsidiary of Purchaser, provided that Purchaser guarantees the obligations of such subsidiary hereunder or (b) to any successor of Purchaser through any merger or consolidation, or purchase of all or substantially all of Purchaser's stock or all or substantially all of Purchaser's assets. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         13.3. Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be

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

interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

         13.4. Entire Agreement. This Agreement and the exhibits and schedules hereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.

         13.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         13.6. Expenses. Subject to Section 11.6, the parties shall each pay their own Expenses incurred incident to the negotiation, preparation and carrying out of this Agreement and the transactions contemplated herein, whether or not the transactions contemplated herein are consummated.

         13.7. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

         13.8. Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         13.9.  Waiver. Each party hereto may, by written notice to the others:
(a) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the others, (b) waive any inaccuracies in the representations of the others contained in this Agreement or in any documents delivered pursuant to this Agreement, (c) waive compliance with any of the covenants of the others contained in this Agreement or (d) waive or modify performance of any of the obligations of the others. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.


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

         13.10. Arbitration.

                (a) If any dispute relating to this Agreement arises between the parties, and no agreement relating to such dispute can be reached after good faith negotiation, either Purchaser or Seller may, by written notice to the other, demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Purchaser and Seller shall agree on the arbitrator, provided that if Purchaser and Seller cannot agree on such arbitrator, either Purchaser or Seller can request that the Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. Subject to the foregoing, the arbitration shall proceed under the rules of the American Arbitration Association. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim shall be binding and conclusive upon the parties to this Agreement.

                (b) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Chicago, Illinois under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

         13.11. Notices. All notices and other communications hereunder will be in writing and will be deemed given (a) upon receipt if delivered personally (or if mailed by registered or certified mail), (b) the day after dispatch if sent by overnight courier, (c) upon dispatch if transmitted by telecopier or other means of facsimile transmission (and confirmed by a copy delivered in accordance with clause (a) or (b)), properly addressed to the parties at the following addresses:

Seller:                    Comshare Incorporated
                           595 Briarwood Circle
                           Ann Arbor, Michigan  48108
                           Attention:  President
                           Facsimile No.  (734) 994-4140


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

with copies to:            Dykema Gossett
                           315 East Eisenhower Parkway, Suite 100
                           Ann Arbor, Michigan  48108-3306
                           Attention: Janet Neary, Esq.
                           Facsimile No.  (734) 214-7696

Parent or Purchaser:       JDA Software Group, Inc.
                           JDA Software, Inc.
                           11811 North Tatum Blvd., Suite 2000
                           Phoenix, Arizona  85028
                           Attention:  Karen Nagle, Esq., General Counsel
                           Facsimile No.  (602) 404-5520

with a copy to:            Gray Cary Ware & Freidenrich
                           100 Congress Avenue, Suite 1440
                           Austin, Texas  78701
                           Attention:  Paul Hurdlow, Esq.
                           Facsimile No.:  (512) 457-7070

         Either party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

         13.12. Construction and Interpretation of Agreement.

                (a) This Agreement has been negotiated by the parties hereto and their respective attorneys, and the language hereof shall not be construed for or against either party by reason of it having drafted such language.

                (b) The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

                (c) As used in this Agreement, any reference to any state of facts, event, change or effect being "material" with respect to any entity means a state of facts that is material to the current or expected condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of such entity. Whenever the term "enforceable in accordance with its terms" or like expression is used in this Agreement, it is understood that excepted therefrom are any limitations on enforceability under applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights.

         13.13. No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to

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

each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section.

         13.14. Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

                                     * * * *




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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of June 4, 1998.


           "PURCHASER"                                    "SELLER"

JDA SOFTWARE, INC.                               COMSHARE, INCORPORATED,
an Arizona corporation                           a Michigan corporation


By:      Brent W. Lippman                        By:      Dennis G. Ganster
   -----------------------------                    ----------------------------
         Brent W. Lippman                                 Dennis G. Ganster
         Chief Executive Officer                          President


            "PARENT"

JDA SOFTWARE GROUP, INC,
a Delaware corporation


By:      Brent W. Lippman
   -----------------------------
         Brent W. Lippman
         Chief Executive Officer











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